UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.        )

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☐	Soliciting Material Pursuant to Rule §240.14a-12

VIRTUS INVESTMENT PARTNERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Financial Plaza, Hartford, Connecticut 06103

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Monday, May 18, 2020 at 9:00 A.M. EDT
Virtual Meeting:	This year’s meeting is a virtual shareholder meeting at www.virtualshareholdermeeting.com/VRTS2020. You will need to have your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.
Date of Mailing:	This Notice of Annual Meeting and Proxy Statement is first being mailed and/or made available to shareholders of record of Virtus Investment Partners, Inc. on or about April 8, 2020.

Items of Business:

1.

To elect three Class III directors nominated by our Board of Directors and named in the Proxy Statement, each to hold office for a three-year term expiring at the 2023 annual meeting of shareholders or upon his successor being elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement; and

4.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders Eligible to Vote:

The Company’s Board of Directors has fixed the close of business on March 20, 2020 as the record date for the determination of shareholders entitled to receive notice of, and to vote on, all matters presented at the 2020 Annual Meeting of Shareholders or any adjournments or postponements thereof. A list of these shareholders will be made available to shareholders during the meeting at: www.virtualshareholdermeeting.com/VRTS2020.

Proxy Voting and Internet Availability of Proxy Materials:

We are primarily furnishing proxy materials to our shareholders on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, certain of our shareholders will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Proxy Statement and our 2019 Annual Report over the Internet, instructions on how to vote your shares as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

The Proxy Statement and the 2019 Annual Report and any amendments to the foregoing materials that are required to be furnished to shareholders are available for you to review online at www.proxyvote.com

It is important that your shares be represented and voted at the meeting.

You may vote your shares by voting on the Internet, by telephone,

online at the virtual meeting, or by completing and returning a proxy card.

By Order of the Board of Directors,

/s/ WENDY J. HILLS

WENDY J. HILLS

SECRETARY

APRIL 8, 2020

HARTFORD, CONNECTICUT

i

GENERAL INFORMATION

ABOUT THIS PROXY STATEMENT AND THE 2020 ANNUAL MEETING

Why am I receiving these proxy materials?

These proxy materials are being provided to the shareholders of Virtus Investment Partners, Inc., a Delaware corporation (“Virtus,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at our 2020 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement thereof, to be held virtually on Monday, May 18, 2020 at 9:00 A.M. EDT at www.virtualshareholdermeeting.com/VRTS2020. You will need to have your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials to join the Annual Meeting. The Notice of Annual Meeting, Proxy Statement and voting instructions, together with our 2019 Annual Report, will be mailed and/or made available to each shareholder entitled to vote starting on or about April 8, 2020.

Shareholders are invited to attend the Annual Meeting and are entitled and requested to vote on the matters set forth in the Notice of Annual Meeting, as described in this Proxy Statement.

Why is the Annual Meeting being webcast online?

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and other participants at the Annual Meeting, this year the Annual Meeting will be a virtual meeting of shareholders held via a live audio webcast. We designed the format of the virtual meeting to ensure that our shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to promote shareholder access, participation and communication through online tools. We expect that we will return to holding an in-person annual meeting next year.

How do I participate in the virtual meeting?

To participate in the meeting, you must have your 16-Digit Control Number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/VRTS2020. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

You will be able to submit questions during the meeting. Questions pertinent to meeting matters will be answered at the conclusion of the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials over the Internet instead of mailing a full set of printed proxy materials to certain of our shareholders. Accordingly, on or about April 8, 2020, we are mailing or delivering electronically to certain of our shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials on the Internet and vote or, alternatively, how to request that a copy of the proxy materials be sent to them by mail.

Who is entitled to vote and how many votes are needed to approve the proposals?

Holders of record of our common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 20, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Each holder of record of our Common Stock as of the Record Date will be entitled to one vote for each share of Common Stock held. As of the Record Date, there were 7,715,786 shares of our Common Stock outstanding and entitled to vote. A list of all shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the meeting at our offices at One Financial Plaza, 26th Floor, Hartford, Connecticut for the 10 day period immediately preceding the Annual Meeting and will be made available to shareholders during the meeting at: www.virtualshareholdermeeting.com/VRTS2020. At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

1.	Election of directors

We are asking shareholders to vote upon the election of the three directors recommended for nomination by our Governance Committee and nominated by our Board for the three Class III director seats, each to hold office for a three-year term expiring at the 2023 Annual Meeting of Shareholders or upon his successor being elected and qualified, or until his earlier resignation, retirement, death, disqualification or removal. Information concerning the Class III director nominees is provided below under the heading “PROPOSALS REQUIRING YOUR VOTE – ITEM 1 – ELECTION OF DIRECTORS.” A plurality of the affirmative votes cast by shareholders present in person or represented by proxy and entitled to vote is required for the election of each such director nominee. You may vote either FOR or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors because only votes “FOR” a nominee will be counted. That said, in an uncontested election, any director nominee who receives a greater number of votes “withheld” than votes “for” such director nominee’s election is required to promptly tender his or her resignation, subject to acceptance by the Board, in accordance with our Bylaws. The Board’s decision, which will not involve the participation of any incumbent director who fails to receive a majority of the votes cast in an uncontested election of directors, will be promptly disclosed in a public announcement. There is no cumulative voting in the election of directors.

2.	Ratification of the Audit Committee’s appointment of the independent registered public accounting firm

Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2020 requires that a majority of the votes represented at the Annual Meeting, in person or by proxy, be voted “FOR” the proposal. You may vote FOR, AGAINST or ABSTAIN on this matter. If you vote to “ABSTAIN” with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum and the abstention will have the same effect as a vote “AGAINST” the proposal. The ratification of the Audit Committee’s appointment of the independent registered public accounting firm is considered a routine matter for which a bank, broker or other holder of record will have discretionary authority to vote on behalf of the beneficial owners of shares held by the bank, broker or other holder, even in the absence of specific instructions from the beneficial owner.

3.	Approval, in an advisory vote, of the compensation of our named executive officers, as disclosed in the Proxy Statement

An advisory vote on the compensation of our named executive officers is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The affirmative vote of a majority of the votes represented at the Annual Meeting, in person or by proxy, is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this Proxy Statement. You may vote FOR, AGAINST or ABSTAIN on this matter. If you vote to “ABSTAIN” with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum and the abstention will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will also have the same effect as a vote “AGAINST” the proposal. Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of this vote and will take it into consideration when making future decisions regarding executive compensation.

What are the voting recommendations of the Company’s Board of Directors?

The Board of Directors recommends that shareholders vote:

•	“FOR” the election of the Board’s director nominees named in this Proxy Statement;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020; and

•	“FOR” the approval, on an advisory basis, of our named executive officer compensation.

How many votes are required to conduct the Annual Meeting?

The presence at the meeting, in person or represented by proxy, of the holders of record of one-third of the shares entitled to vote on any matter at the meeting will constitute a quorum for the transaction of business at the Annual Meeting. Your shares will be counted towards the quorum if you vote by mail, by telephone or through the Internet either before or during the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of establishing a quorum at the meeting. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

How are votes counted?

A representative from Broadridge Corporate Issuer Solutions, Inc., the Company’s transfer agent, will serve as the inspector of elections for the Annual Meeting and will tabulate the votes for each proposal.

How do I vote?

Whether you hold your shares directly as a shareholder of record, or beneficially in street name, you may vote your shares without attending the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Internet Availability of Proxy Materials has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the “shareholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by submitting voting instructions to such person in accordance with the directions outlined in the Notice of Internet Availability of Proxy Materials.

If you hold shares in your name as a holder of record, you are considered the “shareholder of record” with respect to those shares. You can vote your shares:

•	Over the Internet at www.proxyvote.com;

•	By telephone, toll free at 1-800-690-6903; or

•

By completing and returning a proxy card that will be mailed to you, along with a postage-paid envelope if you request delivery of a full set of proxy materials or, which may be mailed to you, at the Company’s option, beginning after the tenth day following the mailing of the Notice of Internet Availability of Proxy Materials.

The deadline for voting by Internet or telephone prior to the meeting is 11:59 P.M., Eastern Daylight Time, on Sunday, May 17, 2020. For persons holding shares in the Virtus Investment Partners, Inc. Savings and Investment Plan (the “401(k) Plan”), the trustee must receive your vote no later than 11:59 P.M., Eastern Daylight Time, on Wednesday, May 13, 2020.

Shares held in your name as the shareholder of record or beneficially in street name may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/VRTS2020 during the meeting. To vote your shares, you must have your 16-Digit Control Number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You cannot vote shares held under the Company’s 401(k) Plan during the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to, or are otherwise unable to, attend the meeting.

What is a “proxy”?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board is asking you to allow any of the persons named on the proxy form to act as your proxy holder and vote your shares at the Annual Meeting. The persons named as your proxy holders will vote your proxy in accordance with your specifications. Unless you specify otherwise, the persons named as your proxy holders on the Company’s proxy form will vote in accordance with the voting recommendations of the Board in connection with the matters listed on the proxy form and in their discretion on any other matters that properly come before the Annual Meeting.

If you hold shares as a participant in the Company’s 401(k) Plan, your proxy represents all shares that you own through such plan, assuming that your shares are registered in the same name, and your proxy will serve as a voting instruction for the trustee of such plan. If you own your shares through the Company’s 401(k) Plan and you do not vote, the Company’s 401(k) Plan trustee will not vote your shares.

Can I change or revoke my proxy?

Yes. You may change or revoke your proxy at any time before it is voted at the meeting. If you are a shareholder of record, you may change or revoke your proxy after submitting your proxy, whether submitted by mail, the Internet or telephone, either by (i) submitting another proxy with a later date, as long as it is received prior to the time the earlier dated proxy is exercised; (ii) attending the Annual Meeting and voting online; or (iii) notifying the Corporate Secretary in writing before the meeting that you have revoked your proxy. Your attendance at the meeting will not automatically revoke your proxy; you must vote at the meeting to revoke your proxy. If you are a beneficial owner of shares, please contact your bank, broker or other holder of record for specific instructions on how to change or revoke your vote. Your most current vote, whether cast by telephone, Internet (before or during the meeting) or proxy card, is the one that will be counted.

If you hold shares as a participant in the Company’s 401(k) Plan, you may change your vote and revoke your proxy by (i) submitting another proxy with a later date, as long as it is received prior to the time the earlier dated proxy is exercised, or (ii) notifying the Corporate Secretary in writing before the meeting that you have revoked your proxy, in each case if you do so no later than 11:59 P.M., Eastern Daylight Time, on Wednesday, May 13, 2020. You cannot, however, revoke or change your proxy with respect to shares held through the Company’s 401(k) Plan after that date, and you cannot vote those shares online during the Annual Meeting.

What are “broker non-votes” and “abstentions”?

A broker non-vote occurs when a bank, broker or other holder of record holds shares for a beneficial owner but is not empowered to vote on a particular proposal on behalf of such beneficial owner because such proposal is considered to be “non-routine” and the beneficial owner has not provided voting instructions or because your broker chooses not to vote on a routine matter for which it does have discretionary authority.

This means that if a brokerage firm holds shares on your behalf, those shares will not be voted on any non-routine proposal presented at the Annual Meeting, unless you expressly provide voting instructions to that firm. The non-routine proposals that will be presented at the Annual Meeting are (i) the election of directors and (ii) the shareholder advisory vote to approve the compensation of our named executive officers. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 is considered a routine proposal for which a bank, broker or other holder of record may vote on behalf of the beneficial owner even in the absence of specific instructions from the beneficial owner. In order to ensure that any shares held on your behalf by a brokerage firm or other organization are voted in accordance with your wishes, we encourage you to provide voting instructions to that firm or organization.

An abstention is a properly signed proxy card (or valid instruction via the Internet or by telephone) that is marked “ABSTAIN” as to a particular matter in which the option to abstain is available.

Why did my household receive only one Notice of Internet Availability of Proxy Materials, or why did I receive more than one Notice of Internet Availability of Proxy Materials?

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, when multiple shareholders of record of Common Stock share the same address, we may deliver only one Notice of Internet Availability of Proxy Materials (or proxy materials in the case of shareholders who receive paper copies of proxy materials) to that address unless we have received contrary instructions from one or more of those shareholders. The same procedure applies to brokers and other nominees holding shares of our Common Stock in “street name” for more than one beneficial owner with the same address.

If a shareholder holds shares of Common Stock in multiple accounts (e.g., with our transfer agent and/or banks, brokers or other registered shareholders), we may be unable to use the householding procedures and, therefore, that shareholder may receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, as applicable). You should follow the instructions on each Notice of Internet Availability of Proxy Materials that you receive in order to vote the shares you hold in different accounts.

If you share an address with another shareholder and have received only one Notice of Internet Availability of Proxy Materials (or proxy materials, as applicable), you may write or call us as specified below to request a separate copy of such materials, and we will promptly send them to you at no cost to you. For future meetings, if you hold shares directly registered in your own name, you may request separate copies of these materials, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting our Investor Relations Department via telephone at 800-248-7971, Option 2, or by mail at Virtus Investment Partners, Inc., One Financial Plaza, Hartford, CT 06103. If you are a beneficial owner of shares held in street name, please contact your bank, broker or other holder of record.

Who pays for the cost of this proxy solicitation?

All costs and expenses of this solicitation, including the cost of mailing the Notice of Internet Availability of Proxy Materials (or proxy materials, as applicable) and preparing this Proxy Statement and posting it on the Internet, will be borne by the Company. We also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in sending proxy materials to their customers who are beneficial owners. In addition to soliciting proxies by mail, our directors, executive officers and employees may solicit proxies on our behalf, without additional compensation, personally or by Internet or telephone. We do not currently plan to hire a proxy solicitor to help us solicit proxies from brokers, bank nominees or other institutions or shareholders, although we reserve the right to do so.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a current report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board is responsible for providing effective governance and oversight of our affairs. Our corporate governance practices are designed to align the interests of our Board and management with those of our shareholders and to promote honesty and integrity. Our Board has adopted Corporate Governance Principles that outline our corporate governance policies and procedures, including, among other topics, director responsibilities, Board committees, director access to the Company’s officers and employees, director compensation, management succession and performance evaluations of the Board. More information about our corporate governance is available on our website  at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

Code of Conduct

We have adopted a written Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We are committed to the highest standards of ethical and professional conduct, and the Code of Conduct provides guidance on how to uphold these standards. The Code of Conduct is available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.” We intend to post any substantive amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer, principal accounting officer or directors on our website. You may request a printed copy of the Code of Conduct by contacting the Corporate Secretary as set forth below under the heading “Shareholder and Interested Party Communications.”

Director Independence

A majority of the directors of the Board must be affirmatively determined by the Board to be independent under NASDAQ Marketplace Rules (“NASDAQ Rules”). In making these determinations, the Board considers and broadly assesses all of the information provided by each director in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company, taking into account the applicable NASDAQ Rules and SEC rules and regulations as well as the manner in which any relationships may potentially have the appearance of impacting independence. In addition, to aid it in determining whether a director is independent, the Board has adopted categorical independence standards that are available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

In February 2020, the Board considered the independence of our directors and determined that each of Dr. Fleming, Mses. Jones and Hooda, and Messrs. Bain, Greig, Holt, Treanor and Zarrilli meets the criteria for independence as established by the NASDAQ Rules and our own categorical independence standards. The Board previously determined that Mr. James Baio, who resigned from the Board in February 2020, was independent under such standards in connection with the Board’s February 2019 independence determinations. The Board has also determined that: each member of the Audit, Compensation, Governance, and Risk and Finance Committees is independent under applicable NASDAQ Rules; each member of the Audit Committee is also independent under the independence criteria required by the SEC for audit committee members; and each member of the Compensation Committee is: (i) “independent” under the criteria established by the NASDAQ Rules; (ii) an “outside director” pursuant to the criteria established by the Internal Revenue Service; and (iii) a “non-employee director” pursuant to criteria established by the SEC.

Board and Committee Membership

Our Board has established the following four standing committees to assist it with its responsibilities:

• Audit Committee	• Governance Committee

• Compensation Committee	• Risk and Finance Committee

The table below provides the current membership for each of the Board committees:

Name	Audit	Compensation	Governance	Risk and Finance

Peter L. Bain	Member	Member

Susan S. Fleming	Member			Chair

Paul G. Greig	Chair			Member

Timothy A. Holt		Member	Chair

Sheila Hooda	Member			Member

Melody L. Jones		Chair	Member

Mark C. Treanor		Member	Member

Stephen T. Zarrilli	Member			Member

During 2019, the Board held eight meetings. Our independent directors meet in regularly scheduled executive sessions, generally at the end of each regular Board meeting. Mr. Treanor, our independent Chairman of the Board, presides at all Board meetings and executive sessions.

Directors are expected to attend all Board meetings, the annual meeting of shareholders and meetings of committees on which they serve and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. Director attendance and meeting preparation is part of the annual evaluation process conducted by the Governance Committee. All of our then-serving directors attended our 2019 Annual Meeting, and each of our current directors attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during 2019, other than Mr. Zarrilli who, due to medical reasons experienced during the year, was unable to attend 75% of such meetings.

The Board has adopted written charters for each of the Audit, Compensation, Governance, and Risk and Finance Committees that set forth the responsibilities, authority and specific duties of each such committee. Each committee reports out regularly to the full Board regarding its deliberations and actions. The charters for each of the committees of our Board are available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

Board Leadership Structure and Evaluation

Under our Corporate Governance Principles, to ensure Board independence, no less than a majority of our directors are required to be independent in accordance with NASDAQ Rules. Pursuant to our Corporate Governance Principles, our Board determines the best board leadership structure for our Company, and our Board may choose its Chairman in the manner it deems in the best interests of the Company and its shareholders. The Board does not have a formal policy that requires the roles of Chairman of the Board and Chief Executive Officer to be separate.

At this time, the Board believes that it is advisable for one of our independent directors to serve as Chairman of the Board, and the Board has elected Mark C. Treanor as Chairman. The Board believes that its members provide a broad array of experience, expertise and perspective and that it is beneficial to have an independent director lead the Board as Chairman and for Mr. Aylward, who is our President and Chief Executive Officer (“CEO”), and also a director, to lead our Company and its management as CEO. Mr. Treanor and Mr. Aylward work closely together, and with the entire Board, in developing the strategies, agendas and direction of our Board and for our Company as a whole. We recognize that different board leadership structures may be appropriate for companies in different situations and at different times and may choose a different leadership structure in the future.

As part of our annual Board self-evaluation process, we evaluate how our Board and governance structure function to ensure that the Board continues to provide an optimal governance structure for our Company and our shareholders. As part of this process, we engage a third party to facilitate a comprehensive self-evaluation of the Board and each standing Committee. In addition, the Governance Committee conducts an individual evaluation of each director considered for nomination for re-election to the Board based upon individual interviews with each director regarding each of the prospective nominees.

Audit Committee

The Audit Committee currently consists of Messrs. Greig (Chair), Bain and Zarrilli, Dr. Fleming and Ms. Hooda. The Board has determined that Messrs. Greig, Bain and Zarrilli each qualify as an “audit committee financial expert” as defined under SEC rules and that all members of the Audit Committee meet the criteria for service under applicable NASDAQ Rules.

During 2019, the Audit Committee held eight meetings. The primary purposes of the Audit Committee are: (i) to exercise sole responsibility for the appointment, compensation, retention, oversight and, if applicable, termination of the Company’s independent registered public accounting firm, including a review of the independent registered public accounting firm’s qualifications and independence, and (ii) to assist the Board in fulfilling its oversight responsibilities by reviewing the quality and integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls, the annual independent audit of the consolidated financial statements of the Company and its subsidiaries, the Company’s internal auditing and accounting processes, and the Company’s legal and regulatory compliance programs as established by management and the Board.

Compensation Committee

The Compensation Committee currently consists of Ms. Jones (Chair) and Messrs. Bain, Holt and Treanor. During 2019, the Compensation Committee held 11 meetings. The primary purposes of the Compensation Committee are: (i) to provide assistance to the Board in fulfilling its responsibility to achieve the Company’s objective of maximizing the long-term return to shareholders by ensuring that officers, directors and employees are compensated in accordance with the Company’s compensation philosophy, objectives and policies, and (ii) to review and approve compensation policies and programs for the Company’s executive officers that support such compensation philosophy and objectives, and link compensation to financial performance and the attainment of strategic objectives, while providing competitive compensation opportunities at a reasonable cost.

The Compensation Committee is specifically charged with:

•	Reviewing and approving Company performance goals and objectives for annual and long-term incentive programs;

•	Recommending the compensation levels of our CEO to the Board of Directors;

•	Reviewing and approving non-CEO executive officer compensation;

•	Approving equity-based compensation; and

•	Retaining compensation consultants and legal counsel, as appropriate.

The Compensation Committee reviews and approves any changes to executive officer base salary and sets annual and long-term incentive compensation opportunity levels for our executive officers. In addition, the Compensation Committee reviews performance against pre-established performance goals and objectives for the incentive plans under which our executive officers, including our CEO, are compensated. The Compensation Committee recommends incentive compensation awards for our CEO to the independent members of the Board for approval and, with the assistance of our CEO, reviews and approves the incentive compensation awards for the Company’s executive officers. The Compensation Committee also reviews and approves the granting of equity-based compensation to our executive officers, other than our CEO, whose grants are approved by the independent members of our Board, and to other employees of the Company and its subsidiaries. The Compensation Committee has delegated to our CEO the authority to approve a limited number of restricted stock and stock option awards to employees of the Company and its subsidiaries who are not executive officers of the Company.

The Compensation Committee has retained Mercer (US) Inc. (“Mercer”) as its independent compensation consultant. The Compensation Committee has analyzed whether the work of Mercer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Mercer; (ii) the amount of fees paid by the Company to Mercer as a percentage of Mercer’s total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Mercer or the individual compensation advisors employed by Mercer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Mercer or the individual compensation advisors employed by Mercer. The Compensation Committee has determined, based on its analysis in light of the factors listed above, that the work of Mercer and the individual compensation advisors employed by Mercer as compensation consultants to the Compensation Committee has not created any conflict of interest.

For a further discussion of the processes and procedures of the Compensation Committee, including the roles of compensation consultants and executive officers in the determination or recommendation of executive and director compensation, see the disclosure under the headings “Compensation Discussion and Analysis” and “Director Compensation” elsewhere in this Proxy Statement.

Risks Related to Compensation Policies and Practices

As part of its oversight of the Company’s executive compensation programs, the Compensation Committee, in conjunction with Company management, considers how current compensation policies and practices, including incentive opportunities, affect the Company’s risk profile. The Compensation Committee evaluates the Company’s compensation policies to determine whether they are designed to:

•	Attract and retain high-caliber leadership;

•	Align our executives’ interests with those of our shareholders; and

•	Encourage an appropriate level of risk-taking while not creating incentives that are reasonably likely to pose material risk to the Company.

The Company reviews industry comparative compensation data to ensure that we are competitive in both attracting and retaining our executives. We believe our compensation structure is appropriately designed to retain high-caliber leadership.

Our compensation programs are designed to minimize excessive risk-taking. The base salary component of our compensation is aligned to market, which does not, we believe, create additional risk. The current incentive awards have the following risk-limiting characteristics:

•	Awards are made based on a review of a variety of performance indicators, diversifying the risk associated with any single indicator of performance;

•

For executives, a significant portion of variable pay is delivered in the form of equity comprising performance-based and restricted stock units using one- and/or three-year performance measurement periods and three-year cliff or ratable vesting;

•	Plan-based awards to our executives are limited to a maximum payout;

•	After reviewing and certifying Company performance results, the Compensation Committee, in its discretion, approves compensation awards for our executives;

•

Clawback provisions allow the Company to claw back compensation if an award was based on materially inaccurate financial statements or other performance measurement criteria, among other conditions; and

•	Our CEO, executive officers and directors are expected to maintain fixed levels of stock ownership commensurate with base salary multiples or annual retainers.

We believe our compensation policies and practices align compensation with the interests of our shareholders, encourage and reward sound business judgment and appropriate risk-taking over the long-term, foster key personnel retention and do not create risks that are reasonably likely to have a material adverse effect on the Company. See the “Compensation Discussion and Analysis” section of this Proxy Statement for a more complete discussion of our compensation policies and practices.

Governance Committee

The Governance Committee currently consists of Messrs. Holt (Chair) and Treanor and Ms. Jones. During 2019, the Governance Committee held seven meetings. The primary purposes of the Governance Committee are: (i) to assist the Board in fulfilling its oversight responsibilities with respect to matters relating to the interests of the shareholders of the Company; (ii) to identify individuals qualified to become Board members and to recommend to the Board qualified individuals for nomination for election or re-election at the next annual meeting of shareholders; (iii) to develop and recommend to the Board a set of governance principles applicable to the Company and to review at least annually and recommend any changes to such principles; (iv) to assess and report to the Board regarding the performance of the Board and its committees; and (v) to assist management and the Board with respect to succession planning of the Company’s executives.

Director Nomination Process

The Governance Committee is responsible for identifying and recommending to the Board potential director candidates for nomination and election to the Board at the annual meeting of shareholders. In connection with this responsibility, the Governance Committee has established Guidelines for the Recruitment of Directors, which have been adopted by the Board and are available on our website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.”

Under these Guidelines, in considering candidates for nomination to our Board, the Governance Committee will seek individuals with strong intellectual ability, breadth of experience, demonstrated professional achievement, diverse backgrounds, and the highest integrity. Prospective directors should also be able and willing to devote significant attention to our needs through regular attendance at meetings, preparation for meetings and availability for regular consultation between meetings. The Governance Committee may also consider particular areas of expertise with respect to a given vacancy, either because of needs arising from the retirement or resignation of a director or those arising out of changes in our business focus, our industry or the regulatory environment.

If a vacancy on our Board exists or is anticipated, the Governance Committee may look to its members and to other directors for recommendations for nominees and may also retain a search firm to assist it in identifying qualified candidates and will consider individuals recommended by shareholders. Shareholders must submit their recommendations as outlined below under the heading “Shareholder and Interested Party Communications.” The Governance Committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant. Following its evaluation of all proposed nominees and consultation with our CEO, the Governance Committee will make recommendations to our Board of the individual(s) to be nominated for election to our Board. The Board will make the final determination as to the individual(s) who will be nominated for election. Messrs. Bain and Greig, who were each appointed to the Board in October 2019, were recommended to the Governance Committee by a third-party director search firm.

Board Diversity

The Board has adopted guidelines for the recruitment of directors that include factors to consider in identifying and recruiting candidates for nomination as director. In reviewing candidates for the Board, the Governance Committee and the Board as a whole seek to identify those individuals whose professional achievement, breadth of experience and commitment to excellence and integrity best serve the Company in the markets in which it operates, while at the same time assuring the Company’s shareholders and other constituencies that the Company remains committed to its core ethical values. To this end, when recruiting and assessing potential director candidates, the Governance Committee and the Board will consider, among other factors, the candidates’ diversity of professional experience and personal diversity. With respect to diversity of professional experience, the Governance Committee and the Board seek candidates that have depth of experience in a variety of professional backgrounds. In terms of personal diversity, the Governance Committee and Board seek candidates who will increase the diversity of the Board in all respects, including gender, race, ethnicity, age, sexuality and other types of personal characteristics, and thereby benefit the Company with their ideas, perspectives, experience and wisdom.

The Governance Committee and the Board recognize that individual candidates have unique strengths, and no one factor or qualification outweighs all others. The Governance Committee and the Board will consider how a candidate would contribute to the overall balance of experience, expertise and perspective of the Board.

On an annual basis, as part of its self-assessment process, the Governance Committee and Board as a whole review the overall functioning of the Board including diversity of experience, expertise and perspective.

Risk and Finance Committee

The Risk and Finance Committee currently consists of Dr. Fleming (Chair), Ms. Hooda and Messrs. Greig and Zarrilli. During 2019, the Risk and Finance Committee held four meetings. The primary purposes of the Risk and Finance Committee are to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the Company’s policies, practices and procedures relating to risk and risk management; (ii) the Company’s financial, investment and capital management policies; and (iii) any mergers, acquisitions and divestitures by the Company and its affiliates.

Risk Management Oversight

The Risk and Finance Committee of our Board is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. Pursuant to its charter, the Risk and Finance Committee is charged with periodically reviewing the Company’s risk management philosophy and its policies, practices and procedures regarding risk assessment and risk management. The Risk and Finance Committee periodically meets with Company management to review and discuss the Company’s major risk exposures and the steps taken by management to monitor and mitigate these exposures. The Risk and Finance Committee also receives and reviews reports on selected risk topics as it or management deem appropriate. Our Board also receives direct reports from management on risk topics of general interest to the full Board, including, on a quarterly basis, with respect to cybersecurity risks, and each of our other Board Committees also receives periodic reports on topics relevant to the oversight of risk areas within the purview of such Committee and regularly reports to the full Board on these risk management matters.

Our Audit Committee is responsible for overseeing accounting, audit, financial reporting, internal control, internal audit, and disclosure control matters and reviews and discusses with management, our internal auditor, our outside independent registered public accounting firm and legal counsel financial risk associated with these functions and the manner, policies and systems pursuant to which management addresses these risks.

Both our Board and our Compensation Committee actively review and discuss with management our annual and long-term compensation incentive programs to identify and mitigate potential risks associated with incentive compensation. They assess both the appropriateness of the incentive performance goals, which are both financial and operational, as well as our financial and operating results upon which our incentive awards are based. In addition, our Governance Committee oversees and advises management on succession planning risks related to our senior management team.

While the Risk and Finance Committee, the other Board Committees within their areas of responsibility and the Board oversee our risk management, management is primarily responsible for day-to-day risk management processes and for reports to the Board and its Committees on risk management matters. We believe that this division of risk management responsibility is the most effective approach to address the Company’s risk management and that the division of responsibility within and among the Board and its Board Committees allows the opportunity for regular review and discussion with our Board members as well as appropriate Board member input on, and consideration of, our risk management processes and systems.

Transactions with Related Persons

Policy Regarding Transactions with Related Persons

The Board has adopted a written policy for the review and approval or ratification of any related person transaction (the “Related Person Transactions Policy”), which applies to any potential related person transactions, as defined under the rules and regulations of the SEC. A “related person transaction” generally means a transaction in which the Company was, is or will be a participant, and the amount involved exceeds $120,000 (determined without regard to the amount of profit or loss involved in the transaction), and in which a related person has or will have a direct or indirect material interest (as determined under SEC rules related to related person transactions). Under the Related Person Transactions Policy, a related person transaction requires the approval or ratification of the Audit Committee (or of the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting for approval or ratification). Prior to approving or ratifying any transaction, the Audit Committee (or, if applicable, the Chair of the Audit Committee) must determine that the transaction is entered into in good faith on fair and reasonable terms to the Company after considering the relevant facts and circumstances, including, to the extent applicable, the related person’s relationship to the Company, his or her interest in the transaction, and the material facts and terms of the transaction. No related person may participate in the review of a transaction in which he or she may have an interest. There were no related party transactions as defined in our Related Person Transactions Policy and SEC rules during 2019, and no such transactions are currently proposed.

Shareholder Proposals

Shareholders may submit proposals for consideration at our 2021 Annual Meeting of Shareholders. To be included in the proxy statement, notice of meeting and proxy relating to the 2021 Annual Meeting of Shareholders, proposals must be received by our Corporate Secretary not later than December 9, 2020 and must comply with the requirements of Rule 14a-8 of the Exchange Act (including the minimum share ownership requirements under that rule).

Pursuant to our Bylaws, in order for any business not included in the proxy statement to be brought before the 2021 Annual Meeting of Shareholders by a shareholder, the shareholder must be entitled to vote at that meeting and must give timely written notice of that business to our Corporate Secretary. To be timely, such notice must be received by our Corporate Secretary at our office located at One Financial Plaza, Hartford, CT 06103, no earlier than January 23, 2021 (75 days prior to April 8, 2021, the first anniversary of the date that we first mailed or made available our proxy materials for the 2020 annual meeting) and no later than February 22, 2021 (45 days prior to April 8, 2021). In the event that our 2021 Annual Meeting of Shareholders is held more than 30 days before or more than 30 days after the anniversary of this year’s meeting date, the notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting, or (ii) the 10th day following the date on which public announcement of such annual meeting is first made by the Company. The notice submitted by a shareholder must contain the information required by our Bylaws. Similarly, a shareholder wishing to submit a director nomination directly at the 2021 Annual Meeting of Shareholders must deliver written notice of such nomination within the time period described in this paragraph and must comply with the information requirements in our Bylaws relating to shareholder nominations.

Shareholder and Interested Party Communications

Our Board is committed to ensuring that anyone desiring to communicate with the Board as a whole, with any committee of the Board, with our independent directors as a group, or with any specific director(s) has a convenient means of doing so. Anyone who wishes to communicate with the Board, a committee or a specific director may do so by sending correspondence via email to corporate.secretary@virtus.com indicating the body or person(s) with whom you wish to communicate, or in writing to:

Board of Directors (or Committee or Specific Director)

Virtus Investment Partners, Inc.

c/o Corporate Secretary

One Financial Plaza

Hartford, CT 06103

The Office of the Corporate Secretary will forward correspondence to its intended addressee promptly after receipt other than communications unrelated to the duties and responsibilities of our directors, including junk mail, mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Where appropriate, correspondence will also be reviewed by the General Counsel and/or the Chief Compliance Officer.

SECURITY OWNERSHIP BY

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, to the best of our knowledge, the beneficial ownership of our Common Stock, our only outstanding class of voting securities, as of March 31, 2020, by: (i) such persons known to the Company to own beneficially more than five percent (5%) of the Company’s Common Stock; (ii) each of our current directors; (iii) the persons named in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of Common Stock that may be acquired by an individual within 60 days of March 31, 2020 pursuant to the exercise of options or the vesting of restricted stock units (“RSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in the footnotes to the tables, we believe that each beneficial owner listed has sole voting and investment power with regard to the shares beneficially owned by such person. Percentage of ownership is based on 7,695,413 shares of Common Stock outstanding on March 31, 2020.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner & Address	Number of Shares Beneficially Owned		Percent
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,112,845	(1)	14.46%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	734,937	(2)	9.55%

Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	566,596	(3)	7.36%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	426,648	(4)	5.54%

(1)

Based on a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. BlackRock, Inc. has sole investment power with respect to 1,112,845 shares of Common Stock and sole voting power with respect 1,079,904 shares of Common Stock.

(2)

Based on a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. The Vanguard Group, Inc. has sole investment power with respect to 728,014 shares of Common Stock, shared investment power with respect to 6,923 shares of Common Stock, sole voting power with respect to 7,718 shares of Common Stock and shared voting power with respect to 500 shares of Common Stock. The Vanguard Group, Inc. reported that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, Inc. are the beneficial owners of 6,423 shares and 7,795 shares of Common Stock, respectively, as a result of serving as investment manager of collective trust accounts and as investment manager of Australian investment offerings, respectively.

(3)

Based on a Schedule 13G/A filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole investment power with respect to 566,596 shares of Common Stock and sole voting power with respect to 536,619 shares of Common Stock.

(4)

Based on a Schedule 13G/A filed with the SEC on February 14, 2020 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has sole investment power with respect to 426,648 shares of Common Stock and sole voting power with respect to 118,997 shares of Common Stock.

Security Ownership of Directors and Executive Officers

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent
George R. Aylward	195,595	(1)	2.5%
Peter L. Bain	212		*
Susan S. Fleming	13,996		*
Paul G. Greig	212		*
Timothy A. Holt	26,164		*
Sheila Hooda	2,603		*
Melody L. Jones	4,845		*
Mark C. Treanor	28,413		*
Stephen T. Zarrilli	4,815		*
Michael A. Angerthal	59,261		*
Mark S. Flynn	9,845	(2)	*
Barry M. Mandinach	9,900		*
Mardelle W. Peña	10,267		*
Francis G. Waltman	29,610	(3)	*

All directors and current executive officers as a group (15 persons)	397,423	(4)	5.2%

*	Less than 1%

(1)	Includes 70 share equivalents held in the Virtus Investment Partners, Inc. Savings and Investment Plan.

(2)	Mr. Flynn retired from the Company on July 1, 2019.

(3)	Includes 109 share equivalents held in the Virtus Investment Partners, Inc. Savings and Investment Plan.

(4)	See footnotes (1) and (3).

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—ELECTION OF DIRECTORS

Our Board currently has nine members. Our certificate of incorporation provides for our Board to be divided into three classes for purposes of election, with three-year terms of office ending in successive years. At each annual meeting of shareholders, a class of directors will be elected for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation, retirement, death, disqualification or removal. Our Class III directors have a term expiring at the 2020 Annual Meeting. Our Class I and Class II directors have terms expiring at the 2021 and 2022 Annual Meetings, respectively.

Messrs. Aylward and Treanor have been directors of the Company since it became an independent public company on January 1, 2009. Mr. Greig was appointed as a director of the Company in October 2019. Ms. Hooda, a current Class III director, is not standing for re-election at the meeting, and the Board has determined to reduce its size to eight members effective upon the conclusion of her term.

Under our Corporate Governance Principles, a director is generally required to retire no later than the first annual meeting following his or her 74th birthday. Under exigent circumstances, the Board may request that the director continue to serve; provided, however, that no director shall serve beyond the first annual meeting following his or her 75th birthday.

Board Nominees

In February 2020, members of our Governance Committee evaluated the contributions and performance of Messrs. Aylward, Greig and Treanor as members of our Board. As part of its evaluation, each of our directors was interviewed regarding his or her views of the performance of each of Messrs. Aylward, Greig and Treanor by a representative of the Governance Committee. Following completion of its individual evaluations, the Governance Committee recommended to the Board that each of Messrs. Aylward and Treanor be nominated to stand for re-election, and for Mr. Greig to stand for election, as a Class III director at the Annual Meeting. Our Board, having considered the recommendations of the Governance Committee, approved Messrs. Aylward, Greig and Treanor as our Class III nominees for election to the Board by the shareholders. If elected by shareholders, Messrs. Aylward, Greig and Treanor will hold office for a three-year term expiring at the 2023 annual meeting of shareholders and until his successor has been duly elected and qualified, or upon his earlier resignation, retirement, death, disqualification or removal. Each of Messrs. Aylward, Greig and Treanor has indicated that he will serve if elected. We do not anticipate that any Board nominee will be unable or unwilling to stand for election, but should any such nominee be unavailable for election by reason of death or other unexpected occurrence, your proxy, to the extent permitted by applicable law, may be voted by the proxies named therein, with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee. A plurality of the affirmative votes cast by shareholders present in person or represented by proxy and entitled to vote is required for the election of each such director nominee. That said, pursuant to our Bylaws, any director nominee who receives a greater number of votes “withheld” than votes “for” such director nominee’s election is required to promptly tender such director nominee’s resignation subject to acceptance by the Board. The Board’s decision, which will not involve the participation of any incumbent director who fails to receive a majority of the votes cast in an uncontested election of directors, will be promptly disclosed in a public announcement.

The Board recommends that shareholders vote “FOR” the election of its three director nominees as Class III directors of Virtus: George R. Aylward, Paul G. Greig and Mark C. Treanor

Listed below are the names of the Board’s nominees to the Class III director seats and the incumbent directors who will be continuing in office following the Annual Meeting, together with certain biographical and business information regarding such persons and the experience and certain other factors considered in connection with the selection of such persons for membership on our Board.

Board Nominees to Class III

GEORGE R. AYLWARD (55), Class III, Director since 2008. Mr. Aylward is our President and CEO and has held those positions since January 1, 2009, when the Company became an independent public company. He has served as President of the Company since November 6, 2006. Mr. Aylward joined Phoenix Investment Partners, Inc. (“PXP”), the majority owned asset management subsidiary of The Phoenix Companies, Inc. (“PNX”) and predecessor to the Company, in 1996. Mr. Aylward served as President, Asset Management, and Senior Executive Vice President of PNX from February 2007 to December 31, 2008 and as Executive Vice President, Asset Management, of PNX from November 6, 2006 to February 2007. Mr. Aylward served as Senior Vice President and Chief Operating Officer, Asset Management, of PNX from 2004 through 2006, and as Chief of Staff to the Chairman, President and CEO of PNX from 2002 through 2004. Mr. Aylward also served in several senior financial positions at PXP prior to 2002. Since 2006, Mr. Aylward has served as President and Trustee of the Virtus Mutual Funds, having been Executive Vice President from 2004 to 2006; President (since 2010) and Trustee (since 2012) of the Virtus Variable Insurance Trust; Director of the Virtus Global Funds, plc since 2013; Trustee, President and Chief Executive Officer of the Virtus Global Multi-Sector Income Fund since 2011; Director, President and Chief Executive Officer of the Virtus Total Return Fund Inc. since 2006; Trustee and President of the Virtus Alternative Solutions Trust since 2013; Director, President and Chief Executive Officer of the Duff & Phelps Select MLP and Midstream Energy Fund Inc. since 2014; and Chairman and Trustee of Virtus ETF Trust II since 2015. Mr. Aylward brings to our Board demonstrated leadership, extensive knowledge regarding the asset management and financial services industries, and superior skills as our CEO.

PAUL G. GREIG (64), Class III, Director since 2019. Since 2017, Mr. Greig has served as Chairman of the Board of Opus Bank (“Opus”), a federally insured chartered commercial bank, where he previously held the role of interim Chief Executive Officer and President during 2018 and 2019. He also serves as its Risk Committee chair and as a member of the Governance and Nominating Committees, and previously served as a member of the Audit Committee. Prior to joining Opus, Mr. Greig served as Chairman, President and Chief Executive Officer of FirstMerit Corporation, a regional diversified financial services company, from 2006 to 2016. Mr. Greig has been a member of the Advisory Board of Omni Senior Living, senior residential communities located throughout Ohio, since 2016. He previously served as President and Chief Executive Officer of Citizens Banking Corporation—Illinois from 2005 to 2006 and was a director and member of the Audit Committee of the Federal Reserve Bank of Cleveland from 2011 to 2014. Mr. Greig brings to our board exceptional leadership experience along with expertise in financial and accounting matters which positions him well to serve as a member of our Board and Risk and Finance Committee and Chair of our Audit Committee.

MARK C. TREANOR (73), Class III, Director since 2009. Mr. Treanor served as Senior Partner at the law firm of Treanor Pope & Hughes, which he founded, from 2009 until his retirement in 2013. He also serves as an executive leadership coach. Previously, he served as Senior Executive Vice President, General Counsel and Secretary of Wachovia Corporation, a bank holding company, from 2001 to August 2008, with responsibilities for legal, regulatory, corporate governance and government relations activities for all domestic and international businesses, including Evergreen Investments, Wachovia’s asset management division, and was a member of Wachovia’s Senior Risk Committee and its Operating Committee, which was responsible for overall management of Wachovia, and was Chairman of its Ethics Committee. Previously, from 1999 until 2001, he held similar responsibilities as Executive Vice President, General Counsel and Secretary of First Union Corporation, Wachovia’s predecessor, which he joined in 1998 after serving as President and Senior Partner at Treanor Pope & Hughes. Mr. Treanor served as a director of Wachovia Bank N.A. from 2001 to June 2008. Mr. Treanor has served as Chairman of the Advisory Committee to the Export-Import Bank of the United States and has served on the boards of numerous educational and charitable organizations, including the National Defense University, the United States Naval Academy (Vice-Chair), the University of Maryland School of Law, the National Defense University Foundation (Chair), the U.S. Chamber of Commerce Institute for Legal Reform, and the Board of Advisors to the University of North Carolina School of Law Center for Banking and Finance. A former Marine Corps captain and graduate of the U.S. Naval Academy, Mr. Treanor is a member of the Council on Foreign Relations. He holds a Juris Doctor degree (with honors) from the University of Maryland School of Law where he was a member of the Law Review and Order of the Coif. Mr. Treanor brings to our Board management and leadership ability and extensive knowledge of a wide array of financial, legal and operational issues facing public company financial organizations, including corporate governance, legal and regulatory compliance, leadership development and succession planning, risk assessment, mergers and acquisitions, and strategic planning. Mr. Treanor’s extensive management and leadership experience with large organizations positions him well to serve as the Chairman of our Board and as a member of our Compensation and Governance Committees.

Other Continuing Members of the Board

PETER L. BAIN (61), Class II, Director since 2019. Mr. Bain served as President, Chief Executive Officer and Director of OM Asset Management, a global multi-boutique asset management firm, (now known as BrightSphere Investment Group) from 2011 to 2017. From 2001 until 2009, he held various positions at Legg Mason, a global asset management firm, including Senior Executive Vice President from 2004 to 2009, head of affiliate management and corporate strategy from 2008 to 2009 and as chief administrative officer from 2003 to 2005. Prior to that time, he was with Berkshire Capital Securities from 1991 to 2000 where he served as Managing Director from 1995 to 2000, and earlier at Merrill Lynch & Co. in various roles from 1987 to 1990. Mr. Bain brings to our board demonstrated leadership experience in the asset management industry. Furthermore, Mr. Bain’s extensive experience with a wide array of corporate finance and operational matters positions him well to serve as a member of our Board and Audit and Compensation Committees.

SUSAN S. FLEMING (50), Class II, Director since 2009. Dr. Fleming is a keynote speaker and executive educator for corporate clients focusing on issues of gender diversity and inclusion. She served as a senior lecturer of management and entrepreneurship at Cornell University from 2009 to 2018. Dr. Fleming worked at Capital Z Financial Services, a private equity firm, as a Principal from 1998 to 2001 and as Partner from 2001 to 2003. She was Vice President at Insurance Partners Advisors, LP, a private equity firm, from 1994 to 2003 and held various positions at Morgan Stanley and Company from 1992 to 1994. In August 2018, Dr. Fleming joined the board of RLI Corp., an American property and casualty insurance company where she serves as a Director and is a member of the Nominating/Governance and Finance and Investment Committees. Her prior directorships include Endurance Specialty Holdings, Ltd., a global insurance provider, where she served from May 2011 to March 2017; Universal American Financial Corp., a family of specialty healthcare companies, from July 1999 to December 2003; PXRE Group, Ltd., a property reinsurer, from April 2002 to April 2005, Ceres Group, Inc., an insurance and annuity products provider, from February 2000 to August 2006; and Quanta Capital Holdings, Ltd., a specialty insurance and reinsurance holding company, from July 2006 to October 2008. With her years of experience in investment banking, private equity, consulting and education, Dr. Fleming brings to our Board demonstrated leadership and experience with a wide array of corporate finance, mergers and acquisitions, and operational matters. Dr. Fleming’s experience in corporate finance and organizational leadership also positions her well to serve as a member of our Board and Audit Committee and Chair of our Risk and Finance Committee.

TIMOTHY A. HOLT (67), Class I, Director since 2009. Mr. Holt held various senior management positions with Aetna, Inc., a managed healthcare company, until his retirement in 2008. He was Senior Vice President and Chief Investment Officer from 1999 to 2008, Vice President and Chief Investment Officer from 1997 to 1999, Chief Enterprise Risk Officer from 2004 to 2007, Senior Vice President and Chief Financial Officer of Aetna Retirement Services from 1996 to 1997, Vice President of Portfolio Management Group from 1992 to 1995, Vice President of Aetna Portfolio Management from 1991 to 1992, Vice President, Finance and Treasurer from 1989 to 1991, Vice President of Public Bonds from 1987 to 1989, Property/Casualty Portfolio Manager from 1983 to 1987, Investment Officer from 1981 to 1982 and Investment Officer/Analyst from 1977 to 1981. He was a member of Aetna’s Executive Committee from 2003 until his retirement in 2008. Mr. Holt served as a consultant to Aetna during 2008 and 2009. Since 2012, Mr. Holt has served as a director of MGIC Investment Corporation, a provider of private mortgage insurance in the U.S. where he is Chairman of the Securities Investment Committee, and from January 2014 to February 2017 served as a director of StanCorp Financial Group, which was a publicly traded insurance products company until it was acquired in March 2016. With his broad management, financial and investment experience at Aetna, Mr. Holt brings to our Board leadership and knowledge regarding the financial and investment industries, risk management, corporate governance and financial and corporate operational matters. Mr. Holt received his M.B.A. from the Tuck School of Business at Dartmouth, and he has been designated as a chartered financial analyst from the CFA Institute, a global association of investment professionals headquartered in the United States. Mr. Holt’s extensive management and investment experience positions him well to serve as a member of our Board and Compensation Committee and Chair of our Governance Committee.

MELODY L. JONES (60), Class I, Director since 2014. Ms. Jones provides executive assessment and coaching services through 32-80 Advisors which she founded in 2017. From 2012 to 2017, Ms. Jones served as the Chief Administrative Officer (“CAO”) for CEB, a best practice insight and technology company. In her role as CAO, Ms. Jones had global responsibility for Human Resources, Information Technology, Legal and Compliance, Communications, Philanthropy and the Member Events department. She joined the firm in December 2005, and served as the Chief Human Resources Officer (“CHRO”) until February 2012. She managed CEB’s Professional Services practice from 2010 to 2012 and the firm’s product development function from 2013 to 2015. Prior to CEB, Ms. Jones served from 2002 to 2005 as the global head of Human Resources for T. Rowe Price, a global investment management firm. Prior to joining T. Rowe Price, Ms. Jones spent eight years at Aon Corporation, a global insurance brokerage and consulting company, serving from 1998 to 2002 as the Chief Human Resources Officer. She joined Aon in 1994, as head of the Midwestern Regional Office of Aon Consulting. In 1996, she assumed responsibility for the HR Strategy and Technology consulting practice, and managed this global practice until assuming her role as CHRO for the corporation. Ms. Jones also served as a senior consultant with Organizational Dynamics, Inc., an international management training and consulting company, and held several leadership positions across a six-year tenure with Citicorp Mortgage. Ms. Jones currently serves on the Board of TI-People, a global business whose focus is technology and insights for HR leaders; ExecOnline, a global leadership development business; and the Capital Area Chapter of the National Association of Corporate Directors. She was a founding member of the Sorkin Center for Nonprofit Governance, and serves on its Advisory Council. Ms. Jones brings to our Board management and leadership experience, which positions her well to serve as a member of our Board and Governance Committee and Chair of our Compensation Committee.

STEPHEN T. ZARRILLI (58), Class I, Director since 2014. Mr. Zarrilli serves as the President and Chief Executive Officer of the University City Science Center, an urban research park that provides technology, capital and other commercialization resources to technology entrepreneurs and scientists. He previously served as President, CEO and Director of Safeguard Scientifics, a company that provided growth capital for technology, financial services and healthcare companies from 2012 to 2018, and as its Senior Vice President, Chief Financial Officer and Chief Administrative Officer from 2008 to 2012. Previously he was the Chairman and CEO of Penn Valley Group, a management advisory firm, and earlier was CFO at Fiberlink Communications Corp., a security software company; CEO of Concellera, a document management software company; and CEO of US Interactive Inc., a digital marketing firm. He began his career at Deloitte & Touche LLP. From 2004 to 2015, Mr. Zarrilli served as a Director of Nutrisystem, Inc., a publicly traded weight loss products company. Mr. Zarrilli brings to our Board demonstrated leadership experience along with substantial experience and expertise in accounting and auditing matters, which positions him well to serve as a member of our Board, Audit and Risk and Finance Committees.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Deloitte audited our consolidated financial statements for the fiscal year ended December 31, 2019 and performed other services as described under “Fees Paid to the Independent Registered Public Accounting Firm” below.

As previously disclosed, on March 26, 2018, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and notified PricewaterhouseCoopers LLP (“PwC”), the Company’s former independent registered public accounting firm, of its decision to dismiss PwC, effective as of that date, and to appoint another independent registered public accounting firm.

During the fiscal years ended December 31, 2017 and 2018 and the subsequent interim periods through March 26, 2018, neither the Company nor anyone on its behalf consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2016 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim periods through March 26, 2018, there were: (i) no disagreements between the Company and PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its report, and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the foregoing disclosures and requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements in the immediately preceding paragraph. A copy of PwC’s letter, dated March 30, 2018, was filed as Exhibit 16.1 to the Company’s Form 8-K filed on March 30, 2018.

We are submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified by the shareholders of the Company, the Audit Committee may reconsider the selection of Deloitte as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time it determines that a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

A majority of the votes represented at the Annual Meeting, in person or by proxy is required to ratify the appointment of Deloitte.

The Board recommends a vote “FOR” the ratification of the appointment of

Deloitte & Touche LLP

as our independent registered public accounting firm

for the fiscal year ending December 31, 2020

Fees Paid to the Independent Registered Public Accounting Firm

The following table provides detail about fees for professional services rendered by Deloitte for the fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees (1)	$878,000	$805,000
Audit-Related Fees (2)	$130,000	$130,000
Tax Fees (3)	$153,625	$307,300
All Other Fees	$—	$—

Total Fees	$1,161,625	$1,242,300

(1)

“Audit Fees” include services rendered for the audit of the Company’s consolidated financial statements and audit of the effectiveness of internal controls over financial reporting included in our Annual Reports on Form 10-K, the provision of consents, comfort letters and reviews of our quarterly financial statements.

(2)	“Audit-Related Fees” include stand-alone audits of certain subsidiary operations of the Company and due diligence services.

(3)	“Tax Fees” primarily include tax compliance, tax advisory and related tax services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy concerning the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by the Company’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are to be regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee, and any such approvals must be reported to the full Audit Committee at its next meeting. All services provided by Deloitte during 2019 and 2018 were pre-approved by the Company’s Audit Committee in accordance with this pre-approval policy.

Report of the Audit Committee

The Audit Committee acts under a written charter adopted and approved by the Board, a copy of which may be found on the Company’s website at www.virtus.com, in the Investor Relations section, under the heading “Corporate Governance.” Each of the members of the Audit Committee is independent as defined under NASDAQ listing standards and applicable law.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its reporting process, including establishing and maintaining internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for auditing our annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by management, the Company’s internal audit function and the Company’s independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2019 with management and with Deloitte, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019.

The Audit Committee has discussed with Deloitte those matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee also has received the written disclosures and the letter from Deloitte required by the applicable PCAOB requirements for independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of Deloitte with that firm.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Respectfully Submitted:

AUDIT COMMITTEE

Paul G. Greig, Chair

Peter L. Bain

Susan S. Fleming

Sheila Hooda

Stephen T. Zarrilli

ITEM 3—TO APPROVE BY AN ADVISORY VOTE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

We are asking our shareholders to approve, by an advisory vote, the compensation of our named executive officers (“NEOs”), as disclosed in our Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation contained in this Proxy Statement.

This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is tied to the achievement of our financial, operational and strategic goals, structured to reward superior Company performance, and designed to:

•	Attract and retain high-caliber leadership;

•	Support a high-performance environment by linking compensation to Company, functional and individual achievements; and

•	Align our executives’ interests with those of our shareholders.

During fiscal 2019, our management team continued to execute our long-term business plan and create significant value for our shareholders. Key accomplishments and financial and operating results in 2019 included1:

•

Long-term ending assets under management increased to $107.7 billion from $90.4 billion in the prior year, and included a 36% increase in retail separate account assets and a 19% increase in institutional assets;

•

Total sales decreased on a year-over-year basis, primarily related to lower mutual fund sales, which offset a 15% increase in institutional sales and an 8% increase in retail separate account sales. Total net flows, although negative for the year, improved significantly from the prior year;

•	Investment performance remained very strong across products and strategies, with 74% of assets under management in the top half of their respective product peer groups, an increase from 68% in 2018;

•

Operating income, as adjusted, increased by 9% to $175.0 million with a related margin of 35.8%; operating income, the comparable GAAP metric, increased by 10% to $124.7 million with a related margin of 22.1%;

•	Earnings per share (“EPS”), diluted, as adjusted, increased 10% to $14.79 from $13.44; diluted EPS, the comparable GAAP metric, increased to $11.74 from $8.86; and

•	Our Common Stock had a stock price return of 53.2% and a total return of 55.7%, including a second consecutive year with an increase in the quarterly dividend.

In considering your vote, we urge shareholders to review the information on the Company’s compensation policies and decisions regarding the NEOs presented in the Compensation Discussion and Analysis as well as the discussion regarding the Compensation Committee as set forth in this Proxy Statement.

[1]	The referenced non-GAAP measures are described and reconciled to GAAP reported amounts in Appendix A to this Proxy Statement.

The Company intends to hold this advisory “Say on Pay” vote on an annual basis and will hold an advisory vote on the frequency of future advisory votes on executive compensation at our 2023 Annual Meeting.

For the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related materials disclosed in this Proxy Statement, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon or overrule any decisions of the Compensation Committee or the Board, nor will it create any additional fiduciary duty on the part of the Compensation Committee or the Board. This advisory vote also does not seek to have the Board or Compensation Committee take any specific action. However, the Board and the Compensation Committee value the view expressed by our shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation matters in the future. In considering the outcome of this advisory vote, the Board and the Compensation Committee will review and consider all shares voted in favor of the proposal and not in favor of the proposal. A majority of the votes represented at the Annual Meeting, in person or by proxy is required to approve, on an advisory basis, this proposal.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding the executive officers of the Company as of April 1, 2020:

Name	Age	Position
George R. Aylward	55	President, Chief Executive Officer and Director
Michael A. Angerthal	52	Executive Vice President, Chief Financial Officer and Treasurer
W. Patrick Bradley	48	Executive Vice President, Fund Services
Wendy J. Hills	49	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary
Barry M. Mandinach	63	Executive Vice President, Head of Distribution
Mardelle W. Peña	67	Executive Vice President, Chief Human Resources Officer
Francis G. Waltman	57	Executive Vice President, Product Management

As Mr. Aylward also serves as a director of the Company, his information is presented above in this Proxy Statement under the heading “Item 1 – Election of Directors – Board Nominees to Class III”.

Mr. Angerthal is Executive Vice President, Chief Financial Officer and Treasurer and has held those positions since January 1, 2009 when the Company became an independent public company. He also serves as our principal accounting officer. Mr. Angerthal joined Phoenix Investment Partners, Inc., the predecessor to the Company, as Senior Vice President, Chief Financial Officer in 2008. Prior to joining the Company, Mr. Angerthal had been the Chief Financial Officer of CBRE Realty Finance, a publicly traded commercial real estate specialty finance company, from 2005 to 2008. Previously, he held several positions with GE Corporation, a diversified technology, media and financial services company, including Manager, Financial Planning & Analysis of GE Real Estate from 2002 to 2005; Staff Analyst, Investor Relations of GE Capital Corp. from 1999 to 2002; and Director, Finance of NBC from 1996 to 1999. Prior to GE, he was a Manager of Business Assurance in the audit practice of Coopers & Lybrand in New York. Mr. Angerthal is a Certified Public Accountant and earned an MBA from Columbia Business School and holds an undergraduate degree in accounting from Pace University in New York.

Mr. Bradley is Executive Vice President, Fund Services. He has served as the Chief Financial Officer and Treasurer of the Virtus Mutual Funds since 2006 and manages all operational and financial matters for the fund family. He is also Chief Financial Officer and Treasurer of numerous trusts and mutual funds sponsored by the Company and chairs the Valuation and Disclosure Committees of each of such funds. He has served as a Director of Virtus Global Funds, plc since 2013. Prior to joining the predecessor to the Company in 2004, Mr. Bradley was an assurance and advisory senior manager with Deloitte in both the United States and Australia. He consulted and serviced Fortune 500 companies and a top-tier private equity firm. He is a Certified Public Accountant and a member of the Investment Company Institute Accounting and Treasurer’s Committee.

Ms. Hills is Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary, a role she assumed in September 2019. She is responsible for developing and guiding the strategic direction of the legal, regulatory and compliance functions and also provides counsel to Virtus’ Board of Directors on all legal and regulatory matters. Prior to joining the Company, Ms. Hills served until April 2018 as Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary of Waddell & Reed Financial, Inc., a publicly traded asset management company located in Overland Park, Kansas. She became Executive Vice President in 2018; Chief Legal Officer, Senior Vice President and General Counsel in 2014 and Secretary in 2005, and served in various roles at Waddell including Vice President and Associate General Counsel from 2005 to 2014; Assistant General Counsel from 2002 to 2005; Assistant Secretary from 2000 to 2005, and as Compliance Officer of Waddell & Reed Investment Management Company from 1998 to 2000. Prior to joining Waddell, she was an associate with the law firm of Klenda, Mitchell, Austerman and Zuercher, LLC, a Wichita, Kansas law firm.

Ms. Hills earned a J.D. from the University of Kansas School of Law following a bachelor’s degree in architectural studies from the University of Kansas School of Architecture.

Mr. Mandinach is Executive Vice President, Head of Distribution. Mr. Mandinach has more than 30 years of experience in the investment management industry, primarily in retail product sales, marketing, and sales leadership. Prior to joining the Company in 2014, he was at UBS Global Asset Management (U.S.), a global investment services firm, for 12 years, most recently as Head of Wholesale Distribution and Chief Marketing Officer, as well as a board member of the PACE Select Funds. From 1999 to 2001, Mr. Mandinach was the Chief Sales and Marketing Officer at Phoenix Investment Partners (PXP), the predecessor to Virtus. Prior to PXP, he was a partner and co-founder, with Martin Zweig and Eugene Glaser, of the Zweig Mutual Funds, which were acquired by PXP in 1999. He began his investment industry career in 1981 at Drexel Burnham Lambert, an investment banking firm, holding sales and product management roles over eight years.

Ms. Peña is Executive Vice President, Chief Human Resources Officer. Ms. Peña joined the Company in 2010 from The Hartford Financial Services Group, a financial services company, where she was Vice President of Human Resources supporting the property and casualty insurance business segments. Prior to joining The Hartford in 2001, she was Senior Vice President and Chief Human Resources officer at ADVO, a direct marketing company. Ms. Peña graduated from the University of Houston with a B.A. in industrial psychology and personnel management and later earned a master’s degree in human resources management from Houston Baptist University.

Mr. Waltman is Executive Vice President, Product Management, a position he has held since January 2009. He also serves as Executive Vice President for numerous trusts and mutual funds sponsored by the Company. Since 2013, Mr. Waltman has served as a director of Virtus Global Funds, plc. Mr. Waltman joined the predecessor to the Company in August 1990 and has held a number of senior positions including Senior Vice President of Product Management and Development from July 2008 to December 2008; Senior Vice President, Product Development and Management, from February 2006 to December 2007; Vice President, Product Development and Management, from January 2005 to February 2006; and Chief Administrative Officer from August 2003 to December 2004. From January 2008 to July 2008, Mr. Waltman was Vice President, Head of Investment Product, at Prudential Retirement, a business unit of Prudential Financial, Inc.

EXECUTIVE COMPENSATION

Letter to our Shareholders

Dear Fellow Shareholders:

The Compensation Committee (the “Committee”) of the Board is responsible for ensuring that the Company’s executive compensation program – which includes compensation governance policies and practices as well as executive pay decisions – is aligned with the interests of our shareholders and our pay-for-performance philosophy. By establishing, updating, and evaluating the framework and results of the Company’s executive compensation program, and by soliciting feedback through shareholder engagement and our annual say-on-pay advisory vote, we continue to align our compensation philosophy and objectives with our shareholders’ interests.

In addition to the significant changes made to the Company’s annual and long-term incentive plans in 2018, the Committee approved changes to the design of the executive compensation plan for 2019 in response to ongoing feedback from our shareholders and in recognition of the significant support we received for our say-on-pay advisory proposal at the 2019 Annual Meeting. For 2019, the Committee revised the long-term incentive compensation plan to include only three-year relative performance metrics, and revised the performance target levels so that above-median performance is required to earn target level awards.

Shareholder Engagement on Executive Compensation

The Committee recognizes the importance of executive compensation decisions to our shareholders and, together with management, engages with shareholders throughout the year. This engagement allows us to solicit input and respond to questions about Company matters including our executive compensation program. We carefully consider shareholder feedback, advice from our independent compensation consultant, and input from proxy advisory firms regarding compensation program design elements, the nature and type of metrics in our performance-based incentive plans, and the linkage of executive pay to Company and individual performance when establishing our executive compensation plan each year.

Following the changes made to our 2018 executive compensation program as a result of the feedback from ongoing shareholder engagement, last year’s say-on-pay advisory proposal received the approval of 95.3% of the votes cast (excluding abstentions and broker non-votes). We were pleased with this favorable response from our shareholders.

Pay for Performance

To align executive compensation with the interests of our shareholders, we tie a significant portion of each executive’s pay to the Company’s financial and operational performance, achievement of long-term strategic priorities, and creation of shareholder value. Management establishes appropriately rigorous financial and operational performance targets at the beginning of the fiscal year in order to align management incentives with the Company’s strategic goals. These targets are subsequently approved by the Board as a part of the annual Strategic and Financial Plan. For 2019, some performance targets were set below 2018 actual performance. This was not a reflection of the lack of rigorous growth goals, but rather a recognition of the difficult fourth quarter 2018 market environment that significantly reduced year-end assets under management, which directly impacted targets set for 2019 financial results, including revenue from investment management fees, net income, as adjusted, and earnings per share – diluted, as adjusted. The target for operating margin, as adjusted, was set above the prior year’s results to reflect rigorous goals around operating efficiency.

In order to further enhance alignment with shareholders, and consistent with our compensation philosophy, we require that a substantial percentage of executive compensation opportunity be variable. In 2019, 91% of our CEO’s target pay was in the form of variable, or at-risk, pay. Annual incentive awards for our CEO and NEOs are determined by an evaluation of the Company’s performance against pre-established financial, operational, and strategic objectives, subject to a maximum funding level established at the beginning of the year, which for 2019 was 7% of operating income, as adjusted, prior to incentive compensation.

The Company achieved strong financial and operating results in 2019, including increases in assets under management, earnings per share, operating income, and the related margin, and continued to deliver strong investment performance for our clients. When evaluating the Company’s performance to determine funding for the annual incentive compensation plan, the Committee considered the following2:

•	Earnings per share (“EPS”), diluted, as adjusted increased by 10% to $14.79; diluted EPS, the comparable GAAP metric, increased by 33% to $11.74;

•	Net income, as adjusted, increased by 5% to $120.5 million; net income attributable to common stockholders, the comparable GAAP metric, increased by 30% to $87.3 million;

•	Operating margin, as adjusted, increased to 35.8% from 34.4% in 2018; the comparable GAAP margin increased to 22.1% from 20.5%;

•	Gross mutual fund sales rate was at the 63rd percentile versus an industry comparison group[3], compared with the 2018 sales rate, which was at the 31st percentile;

•	Investment performance increased to 74% of assets under management in the top half of their respective product peer groups from 68% in 2018; and

•	Total net flows, although negative for the year, improved to ($0.8) billion from ($3.7) billion in 2018.

The Committee also evaluated the Company’s accomplishments against the strategic priorities of product quality, distribution growth, operating optimization, talent engagement, and financial management.

Considering both quantitative and qualitative components of the annual incentive plan, the Committee assessed the Company’s overall annual results to be somewhat above target and approved annual incentive awards for the executive officers that were, in aggregate, slightly above 50% of the maximum potential pool funding of 7% of operating income, as adjusted, before any variable incentive compensation.

For the long-term incentive awards granted in 2019, 50% of the awards were granted in Performance Share Units (“PSUs”). PSUs are determined based on two equally weighted performance metrics: (i) three-year relative Total Shareholder Return (“TSR”) compared with the Financial Peer Group4, and (ii) the three-year net flow rate of long-term assets under management, relative to the Financial Peer Group. For the 2019 long-term incentive plan, the three-year relative net flow metric replaced the prior metric of one-year relative growth in operating income, as adjusted. The performance period for both of these metrics will end on December 31, 2021.

********************

We believe the favorable say-on-pay vote in 2019 affirmed that the changes we made in 2018 further aligned our executive compensation program with the Company’s results. Management, the Committee and the Board continue to focus on responding to shareholder concerns and improving shareholder returns over the long term. On behalf of management and the Board, the Committee appreciates your previous support for our say-on-pay proposal and asks you to carefully review the changes we have made to our 2019 executive compensation program, and the Company’s strong results in 2019, as you assess our pay-for-performance decisions.

Respectfully,

COMPENSATION COMMITTEE

Melody L. Jones, Chair

Peter L. Bain

Timothy A. Holt

Mark C. Treanor

[2]	Referenced non-GAAP measures are reconciled to GAAP reported amounts in Appendix A to this Proxy Statement.
[3]	The industry comparison group comprises the 40 largest asset managers, as measured on December 31, 2019, that report gross sales to an industry leading asset management business intelligence platform.
[4]	The Financial Peer Group is shown in Appendix B to this Proxy Statement.

Compensation Discussion and Analysis

Named Executive Officers

We rely on a highly qualified and experienced management team that is focused on achieving profitable and sustainable financial results, delivering strong investment performance, and expanding our offerings of attractive products to create long-term value for shareholders. This Compensation Discussion and Analysis explains the compensation program for the following named executive officers (“NEOs”) for 2019:

Named Executive Officer[5]	Position

George R. Aylward	President, Chief Executive Officer and Director

Michael A. Angerthal	Executive Vice President, Chief Financial Officer and Treasurer

Barry M. Mandinach	Executive Vice President, Head of Distribution

Francis G. Waltman	Executive Vice President, Product Management

Mardelle W. Peña	Executive Vice President, Chief Human Resources Officer

2019 Business and Performance Highlights

The Company performed well with respect to our key financial and operating metrics, including a 5% increase in revenues, as adjusted; a 140 basis point increase in operating margin, as adjusted; and a 10% increase in earnings per share, diluted, as adjusted. Long-term assets under management increased by 19% and net asset flows improved significantly from ($3.7) billion to ($0.8) billion.

Financial and Operating Results

Revenue ($M)	Operating Margin	Earnings Per Share, Diluted

Long-Term Assets Under Management ($B)	Net Asset Flows ($B)

[5]	Mark S. Flynn, our former Executive Vice President and General Counsel who retired on July 1, 2019, is also considered one of our NEOs for 2019 in accordance with SEC rules.

Compensation Philosophy, Objectives and Principles

Our executive compensation program is structured to promote our objectives consistent with our compensation philosophy.

Compensation Philosophy and Objectives

• Attract and retain critical executive leadership

• Link compensation to Company, functional and individual achievements

• Align executive compensation with the interests of shareholders

Our executive compensation philosophy is based on established principles that support our business strategy.

Compensation Principles

• Performance is the primary driver of compensation decisions

• A greater proportion of compensation opportunity is “at risk” for the executives who bear higher levels of responsibility for firm performance

•  A weighting toward performance-based, variable “at-risk” compensation will lead to higher incentive compensation if superior performance is achieved, and lower or no incentive compensation if superior performance is not achieved

• Compensation levels reflect an executive’s role in achieving our strategic priorities and business objectives

• Compensation opportunity may change when factors such as job responsibilities or the Company’s relative positioning to competitors are considered

• Appropriate risk management is integrated into the compensation program design to deter imprudent risk-taking that could have a material adverse effect on the Company

Compensation Policies and Practices

The Compensation Committee has adopted the following pay and governance policies and practices that align with our compensation philosophy and objectives and shareholders’ interests:

What We Do

✓ Provide for a substantial portion of our executives’ pay to be at-risk via annual and long-term incentives

✓ Balance compensation among cash and equity and fixed and variable pay

✓ Impose a cap on executive officer annual and long-term incentives

✓ Evaluate compensation and performance compared to relevant peer companies

✓ Conduct an annual advisory vote of shareholders on executive compensation

✓ Engage with shareholders for input on a continuous basis

✓ Require executives to meet minimum stock ownership levels

✓ Maintain a compensation clawback policy

✓ Prohibit hedging of holdings in Company stock

✓ Engage an independent compensation consultant to assist in evaluating annual compensation program design and pay decisions for our executive officers and to advise the Compensation Committee

What We Don’t Do

× No single-trigger change-in-control provisions

× No employment agreements for our NEOs

× No aspect of compensation policies or practices encourages excessive, adverse risk-taking by executives

× No repricing of “underwater” stock options without shareholder approval

“Say on Pay” and Shareholder Engagement

Our year-round shareholder engagement complements ongoing investor relations activities that include investor conferences and one-on-one meetings in addition to dialogues concerning quarterly earnings. Conversations with shareholders cover their views on corporate governance, including executive compensation matters such as pay-for-performance alignment, peer group methodology, and the use of financial and operational metrics in determining compensation awards, among other topics.

Through this year-round engagement as well as our annual “say on pay” advisory vote on executive compensation, our shareholders provide input to the Company on our executive compensation program. Our outreach to shareholders prior to the 2019 Annual Meeting included offers for telephonic or in-person meetings with institutional investors representing approximately 89% of common shares outstanding6 to discuss executive compensation and other governance topics. Institutional investors representing 18% of common shares outstanding accepted our invitation and had discussions with Company representatives including Ms. Jones, Chair of the Committee, Mr. Angerthal, executive vice president, chief financial officer, and Ms. Peña, executive vice president, chief human resources officer; investors representing the remaining shares either indicated they had no matters they wanted to address or did not respond. In addition, Ms. Jones and Ms. Peña held detailed discussions with representatives of the proxy advisory firms Institutional Shareholder Services, Inc. and Glass, Lewis & Co.

As a result of evaluating the feedback from shareholders, as well as input from the Committee’s independent compensation consultant and a review of industry practices, we modified our 2019 executive compensation plan by:

•

Replacing the one-year metric of relative growth in operating income, as adjusted, with a three-year metric of relative net flow of long-term assets under management for the long-term incentive compensation plan;

[6]	As of December 31, 2018.

•	Revising performance measurements for 2019 long-term incentive awards so that above-median performance is required to earn target level awards; and

•	Increasing the weighting of the long-term equity component of target variable pay for our NEOs.

At the 2019 Annual Meeting, more than 95% of shareholder votes (excluding abstentions and broker non-votes) cast were in favor of our say-on-pay advisory proposal.

We continued our year-round shareholder engagement after the 2019 Annual Meeting to offer an opportunity to provide feedback about our executive compensation program. During the fourth quarter of 2019 and first quarter of 2020, we contacted shareholders representing approximately 79% of shares outstanding and held discussions with shareholders representing more than 33% of shares outstanding. Others who opted not to participate in calls noted that they had no material concerns and were supportive of the changes that were made. In general, shareholders that participated in these calls expressed favorable views of the changes to the 2019 executive compensation program, as well as appreciation for the incorporation of shareholder feedback and improvement in Proxy Statement disclosures.

Peer Group Benchmarking

As the Company must compete with other asset management companies for talent and must attract and retain critical executive talent with industry-specific skills and experience, the Committee believes that comparative data is useful and appropriate in establishing competitive compensation levels for executives.

Management obtains and uses third-party survey data from McLagan, a leading performance/reward consulting and benchmarking firm in the asset management industry. Our executive positions are compared against survey data based on positions with similar responsibilities and scope at firms with which we compete in our industry. In addition, compensation is reviewed against peer companies selected from traditional publicly traded asset managers that compete with the Company for talent and that are compared with the Company based on the following characteristics:

•	Business model

•	Diversity of investment strategies and products

•	Distribution channels

•	Management roles

•	Ownership structure

•	Assets under management

The Committee annually reviews the companies that comprise the executive compensation peer group for significant changes in the characteristics listed above. For 2019, the Committee added AllianceBerstein to the executive compensation peer group and removed Manning & Napier. The Committee uses compensation data publicly disclosed by these peer companies as a market check and as only one of the factors for evaluating compensation levels. The peer group consists solely of asset managers because compensation programs within this industry are distinct from pay programs in the broader financial services sector, and asset managers are typically competing specifically with other asset managers for executive talent.

For 2019, the Committee selected the following companies as the executive compensation peer group:

Peer Companies

AllianceBernstein

Artisan Partners Asset Management

BrightSphere Investment Group

Cohen & Steers

Eaton Vance

Federated Hermes (1)

GAMCO Investors

Janus Henderson Investors

Pzena Investment Management

Victory Capital Holdings

Virtus Investment Partners

Waddell & Reed Financial

Wisdom Tree Investments

(1)	Formerly Federated Investors

Compensation-Setting Process

The Role of the Compensation Committee

The Committee is responsible for reviewing and establishing executive officer compensation, including base salary and annual and long-term incentive compensation opportunities. The Committee recommends incentive compensation awards for our CEO, which must be approved by the independent members of the Board, and reviews and approves the incentive compensation awards for the other NEOs that are recommended by our CEO.

Compensation Determination Process

The Committee uses a rigorous process throughout the year in setting compensation opportunities and determining actual awards. Key steps include:

•	Setting target annual and long-term incentive opportunities for each NEO by reviewing market positioning in relation to each executive’s roles and responsibilities;

•	Selecting annual and long-term incentive performance metrics used in funding incentive awards that are directly linked to the Company’s annual strategic and business planning process;

•	Establishing targets for our financial and operational metrics and strategic goals for the performance period;

•	Conducting quarterly and year-end assessments of the Company’s financial, operational and strategic results against the pre-established business objectives;

•	Evaluating each executive’s results against specific business objectives and overall leadership competencies; and

•	Reviewing the market position of each NEO’s final total compensation to validate placement within the market range.

In determining final individual annual incentive awards, the Committee reviews the Board’s evaluation of the CEO’s performance and the CEO’s evaluations of the other NEOs.

The Committee believes that evaluating Company and executive performance using this multi-faceted performance assessment process results in strong alignment between pay and performance outcomes. The following graphic shows the Committee’s decision-making process and timeline.

The Role of Management

Management, specifically our CEO and executive vice president, chief human resources officer, attend Committee meetings and play a meaningful role in the compensation-setting process by assisting the Committee in establishing and maintaining compensation programs. Management’s role includes:

•	Providing analyses and supporting information, including third-party survey and industry information;

•	Recommending performance metrics and objectives for our annual and long-term incentive compensation plans; and

•	Making recommendations on compensation levels for executives other than the CEO.

Our CEO evaluates each executive’s departmental results against pre-established objectives, individual accomplishments and contributions, and their core leadership competencies, and makes recommendations to the Committee regarding all elements of compensation. Our CEO does not participate in the Committee’s deliberations, or make a recommendation, regarding his own compensation.

The Use of Compensation Consultant

The Committee has engaged Mercer, a leading human resources consulting firm, as its independent compensation consultant. Mercer participates in the Committee’s meetings and provides counsel and objective analysis on the Company’s executive compensation program and practices, and additional competitive data for the Committee’s consideration. In addition, Mercer assists in assessing the risk of the Company’s compensation program and provides ongoing reviews as new compensation plans are developed and existing plans are modified. Following the substantial revisions in 2018, Mercer provided assistance to the Committee in making further revisions to our 2019 executive compensation plans. Mercer believes that the Company’s incentive plans have an appropriate balance between performance incentives and risk mitigation.

Mercer assisted with the preparation of this Compensation Discussion and Analysis. Mercer has implemented policies and procedures so that it and the Committee are confident that the advice the Committee receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company, if any.

Compensation Elements

Our executive compensation program consists of base salary, annual incentives, and long-term incentives. The following summarizes the purpose and features of each pay element.

Element	Purpose

Base Salary	Provides competitive fixed compensation and is determined by each NEO’s scope of responsibilities and position, performance history, internal pay parity, and relationship to comparable positions as measured by market surveys.

Annual Incentive	Provides cash compensation to promote and reward the achievement of annual financial, operational, and strategic objectives.

Long-Term Incentive	Provides equity compensation that aligns the interests of executives with those of our shareholders by promoting and rewarding the achievement of the Company’s long-term performance objectives, while attracting, motivating and retaining high-caliber leadership.

Pay Mix

We believe the majority of executive compensation should be at-risk and come from performance-based pay. The proportion of at-risk compensation, as well as the balance of incentive opportunity mix between annual and long-term incentive opportunity, is determined by each executive’s role and responsibilities compared to market data. For 2019, the Committee increased the long-term portion of the CEO’s at-risk compensation and set the target for his short-term/long-term incentive variable pay mix at 54%/46%, compared with a target ratio of 59%/41% for 2018. When considering the pay mix of the CEO, the Committee recognizes that the CEO is a significant shareholder of the Company and owns shares well in excess of the stock ownership guidelines.

The chart below reflects the target pay mix for our CEO for 2019 compensation consisting of base salary, annual incentives, and long-term incentives. The chart shows that 91% of the CEO’s target pay is at-risk.

2019 CEO Target Pay Mix

Base Salary

Base salaries for our executives are reviewed annually, taking into consideration competitive market levels, mix of pay, and the performance of each executive. With regard to our CEO, the Committee, in consultation with Mercer and the Board, made no salary adjustment for 2019. Adjustments, if any, for the other NEOs are recommended by the CEO and approved by the Committee. There were no adjustments for the other NEOs for 2019.

Annual Incentive Compensation

Annual Incentive Plan Design

Annual incentive awards for our executive officers are funded from an executive officer incentive pool that has a formulaic maximum funding set at 7% of operating income, as adjusted, before any variable incentive compensation. The actual funding of the incentive pool is based on the Committee’s rigorous assessment of absolute and relative performance measures linked to our business strategy, organized into categories with collective weightings that include, as shown in the table below, three specific financial objectives (50%), three operational objectives (30%), and five categories of strategic objectives (20%).

At the beginning of the fiscal year, based on its ongoing evaluations, discussions with its independent compensation consultant, and feedback from shareholders, the Committee considers the performance metrics and strategic priorities that will be used in compensation decisions. The Committee evaluates the following: (i) whether the metrics are adequately linked to the Company’s annual strategic, business and financial plans; (ii) whether the metrics will drive appropriate behaviors; and (iii) whether any other measures would be appropriate to add.

At year-end, the Committee evaluates performance against these financial, operational and strategic measures, and the corresponding quantitative or qualitative targets established at the beginning of the year, to determine final incentive pool funding, the award amount for the CEO, and as a factor in approving NEO awards. The Committee considers the relative weightings of each category in assessing the overall results, but does not apply formulaic weighting to the individual factors within each category. The Committee believes this approach facilitates a more holistic assessment of performance, and is the most effective approach to measuring the CEO’s leadership and the other NEOs’ performance within the context of a dynamic investment industry. This flexibility is particularly important for asset managers as external factors outside of the control of management, such as interest rate changes and stock market volatility, can have a dramatic impact on the performance outcomes of the industry and the Company.

Annual Incentive Performance Metrics and Results

The performance results for the 2019 financial and operational metrics, the related targets and prior-year results, as well as key accomplishments on the Company’s strategic objectives, are summarized in the table below.

The Committee determined that the Company continued to execute on its long-term business plan and delivered strong financial and operational results during 2019, including a 5% increase in net income, as adjusted; a 10% increase in earnings per share – diluted, as adjusted, and a significant improvement in net flow trends.

2019 Annual Incentive Performance Metrics and Results

	Results and Targets			Variance of 2019 Actual to Target

Metric	2019 Actual	2019 Target	2018 Actual	$	%

Financial Objectives (50%)

Net income, as adjusted (1) (2)	$120.5	$108.3	$114.6	$12.2	11%

Operating margin, as adjusted (2)	35.8%	35.0%	34.4%	n/a	80 bps

Earnings per share, diluted, as adjusted (2)	$14.79	$13.08	$13.44	$1.71	13%

Committee’s Evaluation: The Committee determined that results for the three Financial Objectives were somewhat above both the 2018 actual results and 2019 targets. As noted previously, some 2019 performance targets were set below 2018 actual performance to reflect the difficult market environment in the fourth quarter of 2018 that significantly impacted year-end assets under management and the target 2019 financial results.

	Results and Targets			Variance of 2019 Actual to Target
Metric	2019 Actual	2019 Target	2018 Actual

Operational Objectives (30%)

Gross mutual fund sales vs industry peers (3)	63rd percentile	45th percentile	31st percentile	(1800) bps

Relative investment performance (4)	74%	55%	68%	1900 bps

Total net flow rate (5)	(0.9)%	1.0%	(4.2%)	(190) bps

Committee’s Evaluation: The Committee determined that results for the Operational Objectives were, on the whole, approximately at target as a result of the outstanding relative investment performance that significantly exceeded both 2018 actual results and 2019 target. Total net flows, while negative for the year, significantly improved from the prior year.

(1)	$ millions.

(2)	The referenced non-GAAP measures are described and reconciled to GAAP reported amounts in Appendix A to this Proxy Statement.

(3)	Shown as percentile ranking; 25th percentile is top quartile.

(4)	As measured by percent of long-term AUM outperforming peer group on a three-year basis.

(5)	Annualized net flows divided by beginning-of-period long-term AUM.

Strategic Objectives (20%)

Category and Strategic Priority	Focus Areas	Summary of Key Accomplishments

Product Quality Maintain a set of attractive investment strategies to meet current and future demand	• Develop next generation long-term product strategy • Augment efficiency and effectiveness of product training	Continued expansion of the range of investment strategies, including mutual funds, ETFs, UCITS, retail separate accounts and CLOs. Distribution of strategies supported by an educational agenda and standard library of training material to support sales initiatives.

Distribution Growth Increase market share in existing channels and capitalize on opportunities in new channels

•  Implement revised institutional business plan and model

•  Refine retail intermediary distribution focus

•  Enhance fund economic competitiveness and profitability

•  Build out non-US institutional business capabilities

Finalized organizational structure and resource plan to expand affiliate-focused institutional business model. Continued to strengthen relationships with key distribution partners in the U.S. and internationally.

Operating Optimization Provide shared business support services that maximize the effectiveness and leveragability of the business

•  Improve business intelligence capabilities

•  Enhance affiliate support

•  Revitalize Virtus brand identity

•  Expand business support capabilities

•  Improve efficiency of processes

•  Enhance fund risk and operational processes

Implemented data analytics tools at affiliated managers and business support level to improve business intelligence capabilities. Completed assessment of resources and systems to develop optimal business support capabilities. Refreshed brand identity implemented across digital properties.

Talent Engagement Attract and retain the talent necessary to effectively execute business objectives	• Expand talent development • Enhance talent identification and sourcing • Increase employee communication and engagement	Identified and documented cross-functional career pathing opportunities and implemented enhanced diversity-focused recruiting pipeline. Implemented new human capital management system, integrated with financial management system, for recruiting and onboarding, benefits administration, and performance management.

Financial Management Manage resources for profitability, growth, risk mitigation and creation of long-term shareholder value

•  Increase investor engagement activities

•  Expand sell-side coverage

•  Implement enhancements to enterprise risk management

•  Expand operational risk activities

•  Enhance risk reporting to fund boards

Introduced revised non-GAAP financial metric to improve valuation of the Company. Developed and introduced fund-specific risk management processes and introduced enhanced periodic risk reporting.

Committee’s Evaluation: The Committee determined that management executed well across each of its five primary Strategic Objectives and the overall qualitative results for strategic priorities and focus areas somewhat exceeded expectations.

In determining the funding level of the executive officer incentive awards, the Committee assessed the Company’s performance against the above financial, operational, and strategic objectives. The Committee also considered the benefit of market performance during the year on the Company’s financial results. Based on these evaluations, the Committee determined that the Company’s overall performance was somewhat above target and that the annual incentive awards for the executive officers should be funded, in aggregate, at a level slightly above 50% of the maximum potential pool funding of 7% of operating income, as adjusted, before any variable incentive compensation.

Category	Weight	Committee Assessment

Financial	50%	Somewhat above target

Operational	30%	Approximately at target

Strategic	20%	Somewhat above target

Overall	100%	Somewhat above target

CEO Award Determination

George R. Aylward

President, Chief Executive Officer and Director

For our CEO, the Committee established the target annual incentive opportunity to position his target total compensation, which comprises base salary, annual incentive, and long-term incentive, competitively relative to amounts paid to peer group CEOs. For the 2019 performance year, the annual incentive target was $3.2 million, with a threshold of zero and a maximum of 200% of target.

The performance objectives of our CEO are directly aligned with the factors that are considered in determining the annual incentive pool funding, as reviewed in the 2019 Annual Incentive Performance Metrics and Results table, above.

Financial Objectives (50%)

Additional information about the accomplishments included:

•	Diluted EPS, as adjusted, of $14.79 was a strong result when compared to the performance of the Financial Peer Group. The 10% annual EPS growth ranked the Company 4th among the 15 Financial Peers;

•

The operating margin of 35.8% was also a strong result. The 140 basis point margin expansion over the prior year ranked the Company 2nd among the 15 Financial Peers, with just one other peer delivering margin expansion on a year-over-year basis and the mean annual margin change of (207) basis points; and

•	Our Common Stock had a one-year total return of 55.7%, which ranked in the 27th percentile (4 of 15) among the Financial Peers.

Operational Objectives (30%)

Specific accomplishments included:

•

Gross sales decreased on a year-over-year basis, primarily related to lower mutual fund sales. Select areas of mutual funds sales growth were offset by the 2018 soft close of two strong-selling small-cap strategies and the impact of bank loans being out of favor for the full year;

•

Relative investment performance (AUM in top 50% among peers for the three-year period) was at the 74th percentile, a significant increase over the very strong result of the prior year and well above target; and

•

The year-over-year net flow rate improved by 330 basis points due to significant improvements in institutional, retail separate accounts and ETFs. Open-end fund net outflows improved modestly compared to the prior year as a result of strong sales in mid-cap equity strategies, which were more than offset by lower sales in two KAR small cap funds that were soft-closed in 2018 and the impact from higher bank loan redemptions as that asset class remained out of favor throughout 2019.

Strategic Objectives (20%)

Under Mr. Aylward’s leadership, the Company delivered on the strategic priorities as set forth in the table above. Specific additional accomplishments included:

•

Product Quality – Maintained very strong investment performance across products and asset classes; continued to rationalize mutual fund product offerings; signed an agreement to license non-transparent ETF structure.

•

Distribution Growth – Hired a head of institutional business and began to build out the consultant relations staff; hired additional institutional resources in Australia and Europe; increased the number of institutional mandates funded during the year; developed a comprehensive RIA business plan that includes an updated coverage model with additional hires scheduled for 2020; shifted sales emphasis to mid-cap strategies from affiliated managers.

•

Operating Optimization – Implemented system enhancements, enhanced technology infrastructure, and continued transition of shared services to effectively leverage the increasing scope of the business. Other items: purchased minority interest in Virtus ETF Solutions; developed a plan for centralized account master reporting; implemented Workday as the new Human Capital Management system for recruiting, onboarding, benefits administration, payroll, time and attendance and performance management; completed corporate brand enhancement.

•

Talent Engagement – Identified and documented cross-functional career pathing opportunities; developed a preferred approach to pre-hire assessments and implemented the assessments for selected positions; implemented a diversity-focused recruiting pipeline.

•

Financial Management – Increased share dividend for second consecutive year; introduced revised non-GAAP financial metric that is generally consistent with peers and simplifies valuation of the Company; managed seed and investment capital to balance business objectives.

The Committee determined that quantitative results for financial objectives were somewhat above expectations and for operational objectives were approximately at target while overall qualitative results for strategic priorities exceeded expectations (e.g., enhancing overall product quality through new strategy introductions and appropriate product rationalization, and optimizing operations through system enhancements). Based on the results against these 2019 financial, operational, and strategic goals, the Committee assessed the CEO’s performance to be above target.

Given the above assessment, the Committee determined that the CEO’s performance would indicate an annual incentive payout of $4.0 million, above the target of $3.2 million. Combined with the long-term incentive, total direct compensation for the CEO was 12% above target.

The following table sets forth the CEO’s annual incentive award opportunities at threshold, target, and maximum levels and his actual annual incentive awards for 2019 and 2018.

CEO Annual Incentive Award Opportunity and Actual Award

	Threshold	Target (100% payout)	Maximum	Actual

2019	$0	$3,200,000	$6,400,000	$4,000,000

2018	$0	$3,200,000	$6,400,000	$1,600,000

NEO Award Determination

The CEO conducts an assessment of each NEO relative to individual and functional area contributions to the Company’s overall results for the year, market placement and prior-year incentive. The CEO provided the Committee with an award recommendation based on a consideration of the following factors:

•	Company financial, operational and strategic objective results used to determine the executive officer incentive award pool funding and CEO annual incentive award, as noted above (50%);

•	Unit/department outcomes (25%); and

•	Personal/individual outcomes (25%).

Michael A. Angerthal

Executive Vice President, Chief Financial Officer and Treasurer

As Chief Financial Officer, Mr. Angerthal provides critical leadership in all areas of financial management for the Company, including treasury, accounting, tax, audit, financial planning, investor relations, financial controls, capital management, and certain corporate development activities. Significant results achieved in 2019 against the Strategic Priorities of Financial Management and Operating Optimization were:

•

The Company increased total capital returned to shareholders by 30% to $73.4 million from $56.4 million in the prior year, including the second consecutive 22% increase in the quarterly common dividend and an increase in share repurchases to $40.0 million from $27.5 million in 2018. Total capital returned to shareholders represented 61% of 2019 net income, as adjusted, compared with 49% of 2018 net income, as adjusted.

•

Mr. Angerthal provided executive oversight and guidance on the introduction of a revised non-GAAP financial metric that simplifies valuation of the Company. The Company also significantly expanded outreach to current and potential institutional investors and sell-side financial analysts.

•

The Company’s seed capital program recycled $24.7 million in existing investments to redeploy into other strategies, including a small/mid-cap fund to facilitate distribution access. The Company also invested in two sponsored CLOs, one that closed in 2019 and another that was priced in 2019 and closed in 2020.

•

The Company improved centralized financial and business support by adding two affiliates to the revenue management accounting and billing system and further automating AUM reporting across the affiliates.

•	Mr. Angerthal was instrumental in evaluating and executing the Company’s accelerated purchase of the minority interest in Virtus ETF Solutions, now a wholly owned affiliate.

Barry M. Mandinach

Executive Vice President, Head of Distribution

In his role as Head of Distribution, Mr. Mandinach has overall responsibility for the Company’s sales and marketing activities. Significant results achieved in 2019 against the Strategic Priorities of Distribution Growth and Operating Optimization were:

•	The Company had total sales of $20.1 billion compared with $22.8 billion in the prior year. The results include:

•	$4.8 billion in institutional sales, a 15% increase from the prior year with higher sales at three affiliated managers;

•	$3.3 billion in retail separate account sales, an 8% increase from 2018, with continued strength in sales of equity strategies in both the intermediary sold and private client channels;

•	$0.8 billion in sales of ETFs, a 170% increase from the prior year, as a result of the introduction of new strategies; and

•	$10.8 billion in mutual fund sales, which were down from the prior year, primarily as a result of lower sales of domestic equity strategies and fixed income bank loan strategies.

•

Mr. Mandinach provided executive leadership in developing an organizational structure and a resource plan for the Company’s approach to institutional sales, and in hiring a head of Institutional Development. By the end of the year, the group had completed staffing of consultant relations roles and had reorganized its RFP support structure.

•

Lower domestic equity mutual fund sales were related, in part, to the soft-close of certain small-cap strategies at the beginning of the year. Mr. Mandinach supported a multi-facet marketing campaign, including email marketing, new online tools and thought leadership material, that focused on mid-cap strategies. Sales of mid- and small-mid cap domestic mutual fund strategies increased by 111% over the prior year.

Francis G. Waltman

Executive Vice President, Product Management

As head of Product Management, Mr. Waltman is responsible for oversight of investment strategies and products, including new product development, the ongoing monitoring and competitive assessment of existing products, and interacting with affiliated managers to ensure an environment that supports the continued delivery of strong investment performance. He is also responsible for oversight of the Company’s investment operations and information technology support areas. Significant results achieved in 2019 against the Strategic Priorities of Product Quality and Operating Optimization were:

•	The Company maintained notably high investment performance across strategies, including:

•	72% of AUM of all long-term investment strategies outperforming their benchmarks on a five-year basis;

•

86% of rated mutual fund AUM in products with 5- or 4- star Morningstar ratings and more than 97% in 3-, 4-, or 5-star funds. Each of the five largest funds, from five different managers, has a 5- or 4-star rating[7]

•	93% of institutional strategies beating their benchmarks on a five-year basis and, 57% of institutional AUM in the top 1/3 among peer groups on a five-year basis; and

•	88% of retail separate account assets beating their benchmarks on a five-year basis.

•

Under Mr. Waltman’s guidance, the Company continued to review and rationalize its investment capabilities, which included the introduction of two mutual funds, three new retail separate account strategies, three ETFs, and a UCITS strategy; the adoption of SGA-managed mutual fund and UCITS strategy; the liquidation and merger of certain subscale funds; the reorganization of two closed-end funds as the Virtus Total Return Fund; the introduction of fund share classes to enhance institutional and retirement offerings; and the reassignment of strategies from underperforming managers.

[7]	See Appendix C for additional information regarding mutual fund investment performance ratings.

•

In his role as head of the Company’s investment operations and information technology areas, Mr. Waltman provided executive leadership in the transition to a new chief technology officer; the continued implementation of operational shared services that support affiliates; and the design and implementation of enterprise data technology strategies to improve business intelligence capabilities.

Mardelle W. Peña

Executive Vice President, Chief Human Resources Officer

As Chief Human Resources Officer, Ms. Peña is responsible for developing human resources strategy and implementing critical policies, processes and programs in areas including talent and performance management, training and development, diversity, and compensation and benefit plans. She also supports the activities of the Committee. Significant results achieved in 2019 against the Strategic Priorities of Talent Management and Operating Optimization were:

•

Under Ms. Peña’s executive leadership, the Company expanded its diversity-focused strategy to include partnerships with leading organizations that focus on the recruitment, placement, and development of top female students majoring in finance, business, and information technology. The Company also expanded its recruitment pipelines through the utilization of diversity-focused career boards and recruiters and implemented enhanced assessment processes for executive searches.

•

The Company identified and documented cross-functional career pathing opportunities for employees and continued to deliver training opportunities to prepare the Company for retention of critical diverse talent.

•

Ms. Peña provided executive leadership to the Company’s implementation of a new human capital management system that supports employee data management, recruiting and onboarding, benefits administration, and performance management and is integrated with the centralized financial management platform that the Company implemented in 2018.

•	The Company conducted an RFP for employee medical, dental and vision benefits, resulting in 2019 savings for the Company and minimal, below-market cost increases for employees in 2020.

•	Key executive and investment professional hires during the year included:

•	Executive vice president and general counsel
•	Senior vice president and chief technology officer
•	Senior managing director, Institutional Business
•	Managing directors of ETF distribution and marketing
•	Multiple investment management positions at affiliated managers

The annual incentive awards for the NEOs listed in the table below were recommended by the CEO and approved by the Committee. The table also summarizes the annual incentive awards for each NEO, other than the CEO, for the prior year.

Named Executive Officer	Annual Incentive Award for
	2019	2018

Michael A. Angerthal	$2,100,000	$2,100,000

Barry M. Mandinach	$1,450,000	$1,550,000

Francis G. Waltman	$1,275,000	$1,240,000

Mardelle W. Peña[8]	$605,000	N/A

[8]	Ms. Peña was not a named executive officer with respect to the 2018 fiscal year.

In making its determination of individual annual incentive awards, the Committee concluded that the award decisions for our executive officers were appropriate relative to compensation paid by peers and were reflective of each individual’s performance against stated objectives.

Long-Term Incentive Compensation

Each NEO’s long-term incentive award is determined based on the individual’s responsibilities, market-level competitive positioning for similar roles, and consideration of internal alignment. The performance metrics related to the long-term incentive awards and vesting periods encourage a focus on sustained, long-term results. The Committee considered the following characteristics of each type of long-term incentive award:

•

Restricted Stock Units (“RSUs”) – Value increases or decreases with ordinary share performance, aligning the interests of NEOs with shareholders. The multi-year RSU vesting strongly supports NEO retention.

•

Performance Share Units (“PSUs”) – Provide value based on the achievement of results against the Company’s key performance metrics, relative to peers, rewarding achievement of longer-term financial goals while putting the reward at risk if threshold results are not achieved. Value is also directly related to share performance, further aligning NEOs’ and shareholders’ interests.

2019 Long-Term Incentive Plan

In the first quarter of 2019, the Committee approved the 2019 long-term incentive plan (“LTIP”), which provided for 50% of the awards to be granted in PSUs and 50% in time-vested RSUs. In setting individual targets for each of our executive officers for the LTIP, the Committee increased the long-term portion of each NEO’s total incentive compensation opportunity.

Beginning with the 2019 plan year, both of the metrics for the PSU awards are measured over a three-year period. The two equally weighted relative performance metrics are:

•

Relative TSR, which is the cumulative three-year total return of the Company’s Common Stock, including dividends, relative to the Financial Peer Group and directly relates to our shareholders’ experience as a long-term investor in the stock; and

•

Relative Net Flow Rate of Long-Term Assets under Management, which is the cumulative long-term net asset flows divided by the beginning long-term assets under management, relative to the Financial Peer Group. The Committee believes this metric best captures the Company’s success relative to many of our direct competitors.

Each of these performance measures is designed to ensure that our NEOs are aligned with the interests of shareholders and rewarded for the achievement of the Company’s longer-term business objectives, strategic priorities and long-term shareholder value creation.

Potential payouts are as follows:

Performance Measure	Weight	Below Threshold	Threshold	Goals Target(1)	Maximum	Payout Opportunity(2)

Relative Shareholder Return	50%	<75th percentile	75th percentile	45th percentile	25th percentile+	0 –200%

Relative Net Flow Rate of LT AUM	50%	<75th percentile	75th percentile	45th percentile	25th percentile+	0 – 200%

Payout Opportunity		0%	50%	100%	200%

(1)	Above-median performance, achieved at the 45th percentile, is required for target-level payout.

(2)	Actual payout is interpolated on a linear basis between threshold and target, and between target and maximum performance levels.

Payout levels are interpolated on a linear basis for performance outcomes between the target and maximum levels and between the threshold and target levels. If the Company’s absolute TSR is negative, the maximum payout for that performance measure is capped at target.

The Committee believes that the use of relative performance metrics for long-term incentive awards provides a degree of rigor that may be otherwise lacking when evaluating absolute results against internally established performance metrics. The Committee also believes that determination of incentive awards based on two performance metrics diversifies the risk associated with any single indicator of performance.

Long-Term Incentive Awards and Performance

2019 Long-Term Incentive Awards (1)

NEO	PSU – Relative Three-Year Net Flow Rate of Long-Term AUM (25%)	PSU –Relative Three-Year TSR Ranking (25%)	RSU Time-Vested (50%)	2019 Long-Term Award Total

George R. Aylward	$687,500	$687,500	$1,375,000	$2,750,000

Michael A. Angerthal	$156,250	$156,250	$312,500	$625,000

Barry M. Mandinach	$143,750	$143,750	$287,500	$575,000

Francis G. Waltman	$118,750	$118,750	$237,500	$475,000

Mardelle W. Peña	$60,000	$60,000	$120,000	$240,000

(1)	Reflects grant date value of award.

The results of the three-year metrics and the final value of the award will not be determined until the first quarter of 2022.

Looking Forward

The Committee continues to gather shareholder input concerning the Company’s executive compensation plan and is committed to making further improvements to the plan in response to that input. For 2020, the Committee further increased the long-term portion of the CEO’s at-risk compensation and approved a change in the target for the CEO’s short-term/long-term incentive compensation pay mix to 50%/50%, thus providing further alignment with long-term shareholder value creation.

Benefits and Perquisites

Consistent with the Company’s compensation philosophy, the Company provides only limited personal benefits to the NEOs. Benefits and perquisites provided to our executive officers are comparable to those offered to all other similarly situated Company employees.

Risk Mitigating Features

Risk Assessment

During 2019, the Committee reviewed the Company’s compensation practices to ensure that the compensation program does not encourage executives to take excessive risks that could have a material adverse effect on the Company. After conducting the review, the Committee concluded that the Company’s incentive pay plans do not motivate or encourage excessive risk taking. To mitigate risk, the Company has adopted the following pay policies and practices:

•	Balance among short- and long-term incentives, cash and equity and fixed and variable pay

•	Multiple performance measures

•	Clawback policy

•	Stock ownership guidelines

•	Anti-hedging policy

•	Limited change-in-control benefits

•	Internal pay equity

Stock Ownership Guidelines

The Committee believes that executive officers should own a significant amount of Company stock, so that they share the same long-term investment risks and rewards as other shareholders, based on the Company’s stock performance. The Company has stock ownership guidelines, shown below, under which the Company’s NEOs are expected to accumulate Company stock with a value equivalent to a base salary multiple as reflected in the table below. The Committee expects that individuals will hold 75% of the net shares (shares received, net of shares withheld for taxes) acquired under the Omnibus Incentive and Equity Plan until the guideline is met. NEOs are expected to meet the ownership guidelines within five years of being named to their current executive officer position. The Committee reviews NEO stock ownership levels annually and monitors that appropriate progress is being made toward compliance with the ownership guidelines.

As of December 31, 2019, all currently serving NEOs were in compliance with the stock ownership guidelines.

Named Executive Officer	Ownership Level as Multiple of Salary
George R. Aylward	5x
Michael A. Angerthal	3x
Barry M. Mandinach	3x
Francis G. Waltman	3x
Mardelle W. Peña	3x

Anti-Hedging Policy

The Company has adopted a policy that prohibits directors and executive officers of the Company from directly or indirectly engaging in hedging against future declines in the market value of any securities of the Company through the purchase of financial instruments designed to offset such risk. These transactions are prohibited because they could separate the security holder’s interests from those of the shareholders of the Company.

Clawback Policy

Awards made under the annual and long-term incentive plans are subject to forfeiture or recovery to the extent that the Committee determines that the achievement of performance goals or targets was based on materially inaccurate financial statements or other performance measurement. Awards and any cash or other property distributed in respect of any vested or earned awards are also subject to forfeiture to the extent required by applicable law, including to the extent the Company is required by applicable law, rule or regulation to include or adopt any additional forfeiture or “clawback” provision relating to outstanding and/or vested or earned awards or any future awards under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise. With respect to awards granted prior to the adoption of these provisions, in the event relevant performance measures on which incentive payments were determined are subsequently restated due to material noncompliance with financial reporting requirements or otherwise adjusted in a manner that would reduce the size of a payment, the Committee may seek recovery of incentive payments if the Committee determines that there was any misconduct by the particular participant or any other circumstances that would warrant recovery of any awards previously granted.

Severance and Change-in-Control Agreements

Severance

The Company provides executives, including the NEOs, with an executive severance arrangement that provides for separation pay and benefits on the condition that the departed executive does not solicit clients or employees, or take other actions that may harm the Company for specified periods following termination. Benefits are tiered based on years of service and calculated using the executive’s base salary and the average of the last two years of annual incentive payments. We believe that having pre-set terms governing an executive’s separation from service tends to reduce the time and effort needed to negotiate individual termination agreements, and promotes more uniform and fair treatment of executives. See “Termination Payments and Change-in-Control Arrangements – Executive Severance Allowance Plan.”

Change-in-Control Agreement

A legacy agreement in place for Mr. Aylward, our CEO, as described under “Termination Payments and Change-in-Control Arrangements – Change-in-Control Agreement with Mr. Aylward,” is the only change-in-control agreement we have in place with any NEO. The agreement was put into effect December 31, 2008 at the time the Company was preparing to become an independent publicly traded company. During any period in which a change in control occurs, the agreement provides that Mr. Aylward is entitled to receive benefits, which are designed to ensure management continuity, encourage retention, preserve shareholder value, and enable the CEO to focus on his responsibilities without undue distraction due to concerns related to new owners. These benefits are also designed to assure that in these circumstances, the CEO will not be unduly influenced in his actions by events that could occur following a change in control.

Mr. Aylward’s change-in-control agreement includes a “double trigger” provision which means that, in order for Mr. Aylward to receive benefits under the agreement, there must be both a change in control and a termination by the Company without cause or by him for good reason within two years following the change in control. Under the terms of the agreement, Mr. Aylward is entitled to a tax gross-up in the event that the aggregate value of all “excess parachute payments,” as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), upon a change in control exceeds, by 10% or more, the maximum amount that could be paid to him without him incurring an excise tax of 20% under Code Section 4999. If the “excess parachute payments” are less than 10%, then the amounts payable to Mr. Aylward under the change-in-control agreement will be reduced to the maximum amount allowed without triggering Code Section 280G. The gross-up is intended to preserve the level of benefits to be provided under the agreement, but includes the 10% threshold to avoid situations where the cost to the Company far exceeds the benefit to Mr. Aylward.

Tax Considerations

Code Section 162(m) generally disallows a tax deduction to publicly held companies for compensation over $1 million paid to certain covered executives. For compensation paid prior to 2018 and certain “grandfathered” arrangements in place before and not materially modified after November 2, 2017, Section 162(m) exempts qualifying performance-based compensation from the $1 million limitation if specified requirements are met. However, the performance-based compensation exemption was repealed, effective for taxable years beginning after December 31, 2017, such that future compensation paid to our NEOs in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The deductibility of compensation is just one of the critical factors in the design and implementation of any compensation arrangement. Accordingly, the Company expects that at least a portion of the compensation paid to its NEOs in excess of $1 million will be non-deductible.

Code Section 280G disallows a company’s tax deduction for what are defined as “excess parachute payments” and Code Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. In the event that a portion of a potential payment to our CEO under his change-in-control agreement would be classified as an excess parachute payment, we may be denied a federal income tax deduction, and our CEO may become entitled to a tax gross-up payment to compensate him or make him whole in respect of the excise tax. No other NEO or other executive officer has any potential tax gross-up protection in connection with a severance event.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2019 Annual Report on Form 10-K.

Respectfully Submitted:

COMPENSATION COMMITTEE

Melody L. Jones, Chair

Peter L. Bain

Timothy A. Holt

Mark C. Treanor

Summary Compensation Table

The following table provides compensation information for our NEOs.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
George R. Aylward	2019	550,000	2,750,000	4,000,000	14,000	7,314,000
President and Chief Executive Officer	2018	550,000	2,250,000	1,600,000	13,750	4,413,750
	2017	550,000	3,250,000	4,000,000	10,800	7,810,800
Michael A. Angerthal	2019	375,000	625,000	2,100,000	14,000	3,114,000
Executive Vice President, Chief Financial Officer	2018	375,000	400,000	2,100,000	13,936	2,888,936
	2017	370,833	1,000,000	1,980,000	10,800	3,361,633
Barry M. Mandinach	2019	415,000	575,000	1,450,000	39,057	2,479,057
Executive Vice President, Head of Distribution	2018	415,000	400,000	1,550,000	63,750	2,428,750
	2017	412,500	800,000	1,520,000	10,800	2,743,300
Francis G. Waltman	2019	340,000	475,000	1,275,000	14,000	2,104,000
Executive Vice President, Product Management	2018	340,000	400,000	1,240,000	13,750	1,993,750
	2017	337,500	1,000,000	1,200,000	10,800	2,548,300
Mardelle W. Peña	2019	275,000	240,000	605,000	14,000	1,134,000
Executive Vice President, Chief Human Resources Officer
Mark S. Flynn (5)	2019	163,731	—	—	1,029,933	1,193,664
Executive Vice President, General Counsel, Retired

(1)	The amounts reported in this column represent base salaries earned by each of the NEOs for the listed fiscal year and have not been reduced for deferrals.

(2)

The amounts reported in this column reflect the aggregate grant date value of stock awards computed in accordance with FASB ASC Topic 718. Additional information, including fair valuation assumptions, concerning the Company’s accounting for its equity awards is included in Note 16 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The amounts in the column reflect rounding.

The 2019-2021 LTIP award was granted on March 15, 2019. If fully earned, the 2019 LTIP maximum adjusted award for each of our NEOs would be as follows: $4,125,000 for Mr. Aylward; $937,500 for Mr. Angerthal; $862,500 for Mr. Mandinach; $712,500 for Mr. Waltman; and $360,000 for Ms. Pena. The award comprises 50% RSUs and 50% PSUs, with the PSUs having a performance measurement period ending December 31, 2021, all with a three-year vesting period. The PSUs, measured at December 31, 2021, will convert to RSUs with a value from 0%—200% of the award granted based on Company performance.

(3)	The amounts reported in this column reflect the actual cash award earned under the annual incentive plan for the respective year.

(4)

The amounts reported in this column represent Company contributions to the Company’s 401(k) Plan; for Mr. Mandinach, a paid stipend for reimbursement of housing expenses of $25,000; and for Mr. Flynn, payments in connection with his retirement from the Company in addition to $14,000 in contributions to the Company’s 401(k) Plan.

(5)	Mr. Flynn was an Executive Officer of the Company prior to his retirement on July 1, 2019.

Grants of Plan-Based Awards

The table below provides information on PSUs, RSUs and equity- and non-equity-based performance awards granted to each of the Company’s NEOs during the fiscal year ended December 31, 2019. All awards were made under our Omnibus Incentive and Equity Plan (the “Omnibus Plan”).

Name	Grant Date	Date of Compensation Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock And Option Awards ($)(3)
			Threshold ($)	Target (a)($)	Maximum ($)	Threshold (#)	Target (b)(#)	Maximum (#)
George R. Aylward			0	3,200,000	6,400,000
	3/15/2019	2/20/2019				13,688	27,374	41,060				2,749,992
Michael A. Angerthal			0	2,100,000
	3/15/2019	2/20/2019				3,111	6,221	9,331				624,962
Barry M. Mandinach			0	1,450,000
	3/15/2019	2/20/2019				2,863	5,723	8,583				574,933
Francis G. Waltman			0	1,275,000
	3/15/2019	2/20/2019				2.364	4,728	7,092				474,975
Mardelle W. Peña			0	605,000
	3/15/2019	2/20/2019				1,195	2,389	3,583				239,999
Mark S. Flynn			—	—
	—	—				—	—	—				—

(1)

The amounts as reflected in column (a) relate to the annual cash incentive opportunities for each NEO. For Mr. Aylward, the amounts reflect the target and maximum payout opportunities. For the other NEOs, because the actual payout is based on the level of performance achieved, the target amount is not determinable and therefore, in accordance with SEC rules, the amount is a representative amount based on 2019 performance. Maximum amounts were used for compliance with Code Section 162(m) performance-based compensation exemption only, which has been repealed effective for taxable years beginning after December 31, 2017, and are not included in the table above. The performance metrics and actual payments are discussed in the Compensation Discussion and Analysis and the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)

The 2019 LTIP awards granted on March 15, 2019 reported in these columns represents the award opportunities for each NEO. The two metrics against which performance are measured in this plan are discussed earlier in the Compensation Discussion and Analysis under the heading “2019 Executive Compensation.”

(3)	The grant date fair value is equal to the number of units granted as reflected in column (b) multiplied by $100.46, the closing price of the Company’s Common Stock on that date.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on the stock options, RSUs and PSUs held by each of the Company’s NEOs as of December 31, 2019.

	Option Awards (1)					Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
George R. Aylward						10,275	(3)	1,250,673
						10,272	(4)	1,250,308
						4,776	(5)	581,335
						8,621	(6)	1,049,348
						8,620	(7)	1,049,226
						13,688	(9)	1,666,103
									4,310	(8)	524,613
									6,843	(10)	832,930
									6,843	(10)	832,930
Michael A. Angerthal						1,826	(3)	222,261
						1,826	(4)	222,261
						849	(5)	103,340
						1,533	(6)	186,597
						1,532	(7)	186,475
						3,111	(9)	378,671
									766	(8)	93,238
									1,555	(10)	189,275
									1,555	(10)	189,275
Barry M. Mandinach						1,826	(3)	222,261
						1,826	(4)	222,261
						849	(5)	103,340
						1,533	(6)	186,597
						1,532	(7)	186,475
						2,863	(9)	348,484
									766	(8)	93,238
									1,430	(10)	174,060
									1,430	(10)	174,060
Francis G. Waltman						1,826	(3)	222,261
						1,826	(4)	222,261
						849	(5)	103,340
						1,533	(6)	186,597
						1,532	(7)	186,475
						2,364	(9)	287,746
									766	(8)	93,238
									1,182	(10)	143,873
									1,182	(10)	143,873

	Option Awards (1)					Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Mardelle W. Peña	480			25.51	10/16/20
						800	(3)	97,376
						798	(4)	97,133
						371	(5)	45,158
						766	(6)	93,238
						766	(7)	93,238
						1,195	(9)	145,445
									383	(8)	46,619
									597	(10)	72,667
									597	(10)	72,667
Mark S. Flynn	422			57.82	02/17/21
						800	(3)	97,376
						798	(4)	97,133
						371	(5)	45,158
						766	(6)	93,238
						766	(7)	93,238
									383	(8)	46,619

(1)	The Company has not issued stock options since 2011. All options outstanding above are vested and became 100% exercisable on the third anniversary of the option award grant date.

(2)	All RSU and PSU values are based on $121.72, the closing price of the Company’s Common Stock on December 31, 2019, the last trading day of our fiscal year.

(3)	This amount represents 50% of the 2017 LTIP award made up of RSUs that vested on March 15, 2020.

(4)	This amount represents 25% of the 2017 LTIP award that completed the one-year performance cycle on December 31, 2017 and that vested on March 15, 2020.

(5)	This amount represents 25% of the 2017 LTIP award that completed the three-year performance cycle on December 31, 2019 and that vested on March 15, 2020.

(6)	This amount represents 50% of the 2018 LTIP award made up of RSUs that will vest on March 15, 2021.

(7)	This amount represents 25% of the 2018 LTIP award that completed the one-year performance cycle on December 31, 2018 and will vest on March 15, 2021.

(8)

This amount represents 25% of the 2018 LTIP award made up of PSUs that will convert to RSUs with a value from 0%—200% of the award granted based on Company performance, following the three-year performance period and, to the extent earned, will vest on March 15, 2021.

(9)	This amount represents 50% of the 2019 LTIP award made up of RSUs that will vest on March 15, 2022.

(10)

This amount represents 25% of the 2019 LTIP award made up of PSUs that will convert to RSUs with a value from 0%—200% of the award granted based on Company performance, following the three-year performance period and, to the extent earned, will vest on March 15, 2022.

Option Exercises and Stock Vested

The table below sets forth the number of shares acquired and the value realized upon the exercise of stock options and the vesting of stock awards during 2019 by each of our NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

George R. Aylward	18,120	1,669,867	23,108	2,340,777

Michael A. Angerthal	11,867	1,018,335	6,020	616,379

Barry M. Mandinach	—	—	5,113	521,389

Francis G. Waltman	—	—	6,020	616,379

Mardelle W. Peña	—	—	2,842	293,245

Mark S. Flynn	—	—	2,803	287,392

(1)	The value realized on vesting was computed by multiplying the number of RSUs that vested by the closing price of our Common Stock on the vesting date.

Non-Qualified Excess Investment Plan

The Company maintains the Non-Qualified Excess Investment Plan (the “Excess Plan”) to provide eligible employees, including NEOs, with the opportunity to save for retirement and defer tax payments.

Under the Excess Plan, a participant may elect to defer up to 60% of his or her “compensation,” which is defined under the plan as the portion of a participant’s base salary that exceeds the dollar limit under Code Section 401(a)(17). Amounts deferred under the Excess Plan are credited to a participant’s deferral account and are deemed invested in the available investment funds selected by the participant. Deferrals are credited to the selected funds based on the market price for such funds on the date such compensation would otherwise have been paid. Matching contributions, if any, are deemed invested in the same funds in which the underlying deferrals are invested. There are no above-market, preferred, or guaranteed returns in the Excess Plan. Participants can change their investment choices at any time.

Distributions will be made, or commence, on the 15th day of the month following the participant’s sixth month of separation from service, either in a lump-sum payment or in annual installment payments over a period of two to 10  years, as elected by the participant prior to the year in which the services giving rise to the deferrals are rendered.

Non-Qualified Deferred Compensation

The following table reflects each NEO’s 2019 compensation deferrals, Company contributions, earnings, withdrawal activity, and aggregate balance as of December 31, 2019 under the Excess Plan.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

George R. Aylward	—	—	30,738	—	137,179

Michael A. Angerthal	—	—	—	—	—

Barry M. Mandinach	—	—	—	—	—

Francis G. Waltman	—	—	—	—	—

Mardelle W. Peña	—	—	—	—	—

Mark S. Flynn	—	—	—	—	—

(1)	There were no voluntary deferrals of salary in 2019.

(2)	There were no Company contributions to the Excess Plan in 2019.

Termination Payments and Change-in-Control Arrangements

Each of our current NEOs participates in the Company’s Executive Severance Allowance Plan (the “Severance Plan”). The Company also has a Change-in-Control Agreement with our CEO, Mr. Aylward. In addition, under the Company’s equity award agreements, the vesting of awards may accelerate under specified conditions. These arrangements are described below. No incremental benefits would be provided under these arrangements in the event of termination by the Company for cause or a voluntary termination by the NEO without good reason.

Executive Severance Allowance Plan

Receipt of benefits under the Severance Plan are conditioned on a number of factors, including covenants within the terms of that plan and the signing of a Severance Agreement and Release containing additional covenants and a release of claims against the Company. The Severance Plan conditions receipt of benefits on: (i) refraining from interfering with ongoing operations and from making disparaging remarks concerning the Company, its representatives, agents and employees; (ii) refraining from solicitation of employees, agents, representatives and/or clients of the Company; (iii) returning all Company property; and (iv) maintaining the confidentiality of confidential and proprietary information. Failure to comply with any of these covenants/conditions would cause immediate cessation of all payments under the plan, and the executive would be required to immediately reimburse the Company for all payments previously made.

An executive would not be entitled to receive benefits or payments under the Severance Plan if he or she is terminated for cause, as determined in the sole discretion of the Company, which, for this purpose, would include: (i) a conviction of (or plea of nolo contendere to) a felony or other crime involving fraud or moral turpitude; (ii) an act of misconduct (including a violation of our Code of Conduct); (iii) unsatisfactory performance; or (iv) a failure to attempt or refusal to perform legal directives of the Board or our executive officers.

Except as described above, under the Severance Plan, if a NEO is involuntarily terminated for any reason or terminated voluntarily or involuntarily by resignation upon the Company’s written request, he or she will be eligible to receive, subject to certain exceptions:

•	12 months of base salary (or 18 months for our CEO);

•	the average of the NEO’s actually earned and paid annual cash incentive award for the prior two completed fiscal years or, for our CEO, 1.5 times this average; and

•	a pro-rata portion of the annual incentive award actually earned by the NEO for the fiscal year in which he or she separated from service.

Any such severance amounts paid by the Company may be made in the form of a lump sum payment or in equal periodic installments, except that the pro-rata portion of any actually earned annual incentive award generally would be paid after the actual amount earned is calculated following the end of the applicable fiscal year. In addition, no severance payment would be paid later than March 15 of the calendar year following the executive’s separation from service with the Company (unless otherwise required pursuant to Code Section 409A).

Our NEOs would also be entitled under the Severance Plan to receive outplacement services for six months and continued subsidized medical and dental coverage for 12 months of the 18-month COBRA continuation period, if the executive elects coverage under COBRA.

Upon termination of employment, all NEOs would be entitled to receive, in accordance with the terms of the applicable plan and the elections of the NEO, distribution of his or her account balances under the Company’s 401(k) Plan and the Excess Plan. The aggregate balance of each of our NEO’s accounts under the Excess Plan as of December 31, 2019 is reflected in the “Non-Qualified Deferred Compensation” table above.

In the event that Mr. Aylward was entitled to receive payments from the Company under his Change-in-Control Agreement, he would not receive payments from the Company under the Severance Plan.

Acceleration of Equity Awards

Under the terms of the Company’s option award agreements, if a NEO terminates employment with the Company by reason of death, his or her estate would be entitled to immediate vesting of the options. If termination of employment is by reason of disability or retirement, the options vest in accordance with the terms of the grant. If termination of employment is for cause, all unexercised options are immediately forfeited. If a NEO is terminated for any other reason, unvested options as of the termination date will be immediately forfeited and the NEO will have the right to exercise vested options prior to the original expiration date or within 90 days, whichever period is shorter. In the event of a change in control, as described below, all unvested options automatically vest; however, no automatic vesting would occur if the Committee reasonably determines in good faith, prior to the change in control, that such awards would be honored or assumed or a new award would be substituted with substantially similar conditions to the current award and with provisions that allow for immediate vesting if the executive is involuntarily terminated for any reason including death, disability or not for cause, or is constructively terminated as defined in the Omnibus Plan under specified conditions as described in the Omnibus Plan.

Under the terms of the Company’s RSU award agreements, if a NEO terminates employment with the Company by reason of death or disability, or an involuntary termination event occurs that would otherwise qualify the NEO for severance pay and benefits under a Company approved severance plan or other arrangement, a pro-rated portion of the RSUs vest automatically based on the number of days the NEO actually worked following the grant date (or in the case of an award that becomes vested in installments, since the date, if any, on which the last installment of such RSUs became vested). The amount subject to immediate vesting would be calculated by subtracting the number of RSUs already vested from a number equal to the product of (i) the number of RSUs awarded to the NEO multiplied by (ii) the ratio of (x) the number of days that such person was actively employed by the Company following the grant date divided by (y) the number of days between the grant date and the last scheduled vesting date.

Under the terms of the Company’s PSU award agreements, if a NEO terminates employment with the Company prior to the end of the performance cycle, or after the end of the performance cycle but prior to the RSU conversion date, because of death, disability or an involuntary termination event as described above, the PSU award will convert to RSUs, based on the actual achievement of performance goals for the full performance cycle, pro-rated for the number of days the executive was actively employed following the PSU award date, divided by the number of days during the period beginning on the PSU award date and ending on the RSU vesting date, with vesting that is accelerated but deferred until the end of the applicable performance period. In the event that a change of control occurs prior to the end of the performance cycle and prior to the termination of the executive’s employment, the performance goals would be deemed to have been met at target, without pro-ration, and immediately convert to common shares that would be distributed within 90 days following the end of the performance cycle.

If a NEO ceases to be employed by the Company for any reason other than those discussed above, all unvested RSUs and PSUs as of the termination date are automatically forfeited.

Except as described above in connection with outstanding performance awards, in the event of a change in control, as defined below under “ Change-in-Control Agreement with Mr. Aylward,” all unvested RSUs automatically vest; however, no automatic vesting would occur if the Committee reasonably determines in good faith prior to the change in control, that such awards would be honored or assumed or a new award would be substituted with substantially similar conditions to the current award and with provisions that allow for immediate vesting if the executive is involuntarily terminated for any reason including death, disability or not for cause, or is constructively terminated as defined in the Omnibus Plan under specified conditions as described in the Omnibus Plan.

Illustrations of Compensation and Benefits Upon Termination of Employment

The following table summarizes the value of the compensation and benefits that our NEOs would have received under the Severance Plan if their employment had been involuntarily terminated (other than for cause) as of December 31, 2019, the last business day of the year, other than for Mr. Flynn, who retired from the Company on July 1, 2019.

	Payment and Benefits for Involuntary Terminations ($)
	George R. Aylward	Michael A. Angerthal	Barry M. Mandinach	Francis G. Waltman	Mardelle W. Peña

Severance

Base Salary Component	$825,000	$375,000	$415,000	$340,000	$275,000

Annual Incentive Component (1)	4,200,000	2,040,000	1,535,000	1,120,000	582,500

Other Compensation

2019 Annual Incentive Earned	4,000,000	2,100,000	1,450,000	1,275,000	605,000

Acceleration of Equity Awards

Value of Accelerated Equity Awards (2)	2,235,534	419,278	411,263	395,137	185,139

Benefits

Health & Welfare (3)	7,701	19,495	—	19,991	20,086

Outplacement (4)	5,195	5,195	5,195	5,195	5,195

Total Severance, Other Compensation, Accelerated Equity Awards, and Benefits	$11,273,430	$4,958,968	$3,816,458	$3,255,323	$1,672,920

(1)

As applicable, the amount in this row is equal to the NEO’s average earned and paid annual cash incentive for the prior two completed fiscal years (except that, for Mr. Aylward, this amount is equal to 1.5 times his average).

(2)

The value reported in this row is based on $121.72, the closing price of our Common Stock on December 31, 2019, the last trading day of our fiscal year, multiplied by the applicable number of unvested RSUs and PSUs held by the NEO on December 31, 2019 that would accelerate upon involuntary termination. PSUs granted in 2018 and 2019 with three-year performance periods ending on December 31, 2020 and December 31, 2021, respectively, are assumed to be at target level performance. The performance for PSUs granted in 2017 with a one-year performance period ending on December 31, 2017 related to the specific metric of relative growth in operating income, as adjusted, was in the top quartile, and therefore have a value of 200% for each NEO. The performance for PSUs granted in 2018 with a one-year performance period ending on December 31, 2018 related to the specific metric of relative growth in operating income, as adjusted, was in the top quartile, and therefore have a value of 200% for each NEO. There are no unvested options to include in this calculation. If a change-in-control event had occurred on December 31, 2019, the values related to the acceleration of unvested RSUs and PSUs would have been equal to: $1,779,181 for Mr. Angerthal; $1,718,565 for Mr. Mandinach; $1,597,453 for Mr. Waltman; and $766,958 for Ms. Peña. These numbers assume that all equity awards have automatically vested and that the Committee did not make the determination that such awards would not be accelerated. See the discussion below under the heading “Change-in-Control Agreement with Mr. Aylward” for a description of the change-in-control terms for unvested equity awards held by Mr. Aylward.

(3)	The amount in this row reflects the estimated Company cost of continuing to subsidize specified health and welfare benefits for the NEOs for 12 months, based on coverage elections in effect for 2019.

(4)	The amount in this row reflects the estimated Company cost of providing outplacement services for the NEOs for six months.

Change-in-Control Agreement with Mr. Aylward

Under the legacy Change-in-Control Agreement with our CEO, effective December 31, 2008, Mr. Aylward would be provided with separation benefits upon his termination of employment in connection with a “change in control” of the Company. The protections provided under the Change-in-Control Agreement can only be triggered by termination of employment either: (i) by the Company for reasons other than death, disability (as defined in the agreement) or “cause;” or (ii) by Mr. Aylward for “good reason,” but only if such termination occurs within the two years following, or is effectively connected with, the occurrence of a change in control. Mr. Aylward would not receive any incremental benefits by reason of his death, disability, termination by us for cause or his voluntary termination of employment, whether by retirement, resignation or otherwise, without good cause.

The Change-in-Control Agreement had an initial term of two years, but automatically renews for successive one-year terms unless either party provides written notice within 60 days prior to the scheduled expiration date to the other party that such party does not want the term of the agreement extended.

Under the Change-in-Control Agreement, following a change in control and for an additional 2.5 years after any termination event, regardless of whether Mr. Aylward voluntarily terminates his employment or is involuntarily terminated with or without cause or for good reason, he is subject to non-solicitation restrictions under to which he may not induce, encourage or solicit any customer, client, employee, officer, director, agent, broker, registered representative or independent contractor to either: (i) terminate their respective relationship or contracts with the Company or its affiliates, or (ii) not place business with the Company or its affiliates. In addition, following a termination event, Mr. Aylward would be required to continue to maintain the confidentiality of all confidential or proprietary information known to him concerning the Company and its affiliates and their business and would be required, upon request, to return materials containing such information.

Definitions

Under the Change-in-Control Agreement, the terms listed below are defined as follows:

“Change in Control” generally means the first occurrence of any of the following:

•	any person or group acquires 25% or more of the voting power of the Company’s securities;

•

within any 24-month period, the persons who presently make up our Board, or who become members of our Board with the approval of a majority of the persons who constituted our Board at the beginning of any such period, cease to be at least a majority of the Board of the Company or any successor to the Company;

•

the effective date of the consummation of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event those persons who were shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (i) in the case of a merger or consolidation, the surviving or resulting corporation, or (ii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

•	the approval by shareholders of the Company of a plan of liquidation with respect to the Company; or

•	any other event occurs which the Board declares to be a change in control.

“Cause” generally means:

•	a conviction of (or plea of nolo contendere to) a felony;

•

an act of willful misconduct that has a material adverse impact on the Company or its affiliates (except that no act, or failure to act, on Mr. Aylward’s part would be deemed “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act, or failure to act, was in the best interest of the Company); or

•

a failure in good faith to perform legal directives of the Board, which are consistent with the scope and nature of his employment duties and responsibilities if such failure is not remedied by him within 30 days after notice of such non-performance is given to him.

“Good Reason” generally means that, following a change in control of the Company, any of the following events has occurred without Mr. Aylward’s express written consent (if such occurrence is not remedied by the Company within 30 days upon receipt of written notice):

•	a material reduction in his title, position, duties or responsibilities as President and CEO;

•	relocation of his principal place of business outside of a 35-mile radius of the current location;

•	a material reduction in his base salary, total incentive compensation opportunity, or a reduction in the employee benefits provided him under the Company’s employee benefit plans; or

•	any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor.

Description of Separation Benefits

If following a change in control of the Company, Mr. Aylward was terminated without cause or he terminated his employment for good reason, he would generally be entitled to receive the following incremental benefits (which would be provided in lieu of, and not in addition to, any severance benefits payable to him under any other Company plan):

•

a lump-sum cash payment equal to 2.5 times the sum of his current base salary and his target under the annual cash incentive program maintained by the Company in the year in which his employment with the Company terminates;

•

continued participation in all of the employee and executive plans providing medical, dental, and long-term disability benefits in which he participated prior to the termination event for a period of 2.5 years;

•	full vesting of all outstanding stock option, RSU or other equity awards (with any such vested options remaining exercisable for the lesser of two years or the duration of their original terms);

•

an amount equal to the pro-rata portion of the annual incentive award earned for the year in which the termination occurs (or target incentive, if greater), and a pro-rata portion of long-term awards for each uncompleted performance period at target;

•

a lump-sum payment equal to 2.5 years of additional contributions that would have been made to the Company’s 401(k) Plan and/or the Excess Plan (assuming that he was contributing to each such plan during such period at the rate in effect immediately prior to the termination event or change-in-control event, whichever is higher);

•	outplacement services for a period of one year; and

•

if any payment or benefit due and payable under the Change-in-Control Agreement were to trigger any excise tax imposed by Code Section 4999, the Company would make a “gross-up” payment to Mr. Aylward to cover any such excise tax liability as well as any income tax liability incurred as a result of the gross-up.

The following table summarizes the value of the compensation and benefits that Mr. Aylward would have received under the Change-in-Control Agreement if his employment had been terminated involuntarily (other than for cause) or if Mr. Aylward had terminated employment for good reason in connection with a change in control as of December 31, 2019, the last business day of the year.

Payments and Benefits for Termination in Connection with a Change in Control ($)

Severance

Base Salary Component	$1,375,000

Annual Incentive Component	8,000,000

Other Compensation

Annual Incentive (1)	4,000,000

Acceleration of Unvested PSUs and Time-Vested RSUs (2)	9,081,286

Acceleration of Unvested Stock Options (3)	0

Incremental Qualified Company Match (4)	35,625

Tax Gross-Up (5)	0

Benefits

Health & Welfare (6)	20,952

Outplacement	9,895

Total Severance, Other Compensation, and Benefits	$22,522,758

(1)	Reflects the 2019 target award for Mr. Aylward under the Company’s annual incentive plan for 2019.

(2)

The value reported in this row is based on $121.72, the closing price of our Common Stock on December 31, 2019, multiplied by the number of unvested PSUs and RSUs held by Mr. Aylward on December 31, 2019.

(3)	As of December 31, 2019, Mr. Aylward held no unvested options.

(4)	Reflects the amount that the Company would have contributed, pursuant to the applicable Company matching formula, to the Company’s 401(k) Plan.

(5)

Reflects the value as of December 31, 2019. If any payment or benefit due and payable under the Change-in-Control Agreement causes any excise tax imposed by Code Section 4999 to become due and payable, the Company would pay Mr. Aylward a “gross-up” payment so that he is in the same after-tax position as he would have been had the excise tax not been payable. If, however, a limited reduction of severance payments would avoid the excise tax, then Mr. Aylward’s payment would be reduced in order to eliminate the need for a gross-up payment. The Company would reduce payments for this purpose only if the reduction would not exceed 10% of the amount of payments that could be received by Mr. Aylward without triggering the excise tax.

(6)	The amount in this row reflects the estimated Company cost of continuing to subsidize specified health and welfare benefits for 30 months.

2019 CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our other employees for 2019 (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The ratio of the annual total compensation of our CEO, calculated as described in our Summary Compensation Table, to the median of the annual total compensation of all employees for 2019 was 35 to 1. This ratio was based on the following:

•	The annual total compensation of our CEO, in accordance with SEC rules, included earlier in this Proxy Statement in the “Total” column for 2019 in the Summary Compensation Table, was $7,314,000.

•	The median of the annual total compensation of all employees (other than our CEO), determined in accordance with SEC rules, was $206,079.

Methodology for Determining Our Median Employee. In accordance with Instruction 2 to Item 402(u) of Regulation S-K, as there has been no significant change to our employee population or to our employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure, we elected to use the same median employee that was identified in 2017 to calculate the 2019 CEO pay ratio. The median employee when first selected was based on our entire workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time), and was the employee whose compensation was at the middle of the compensation of our employee population (excluding our CEO). For additional information regarding our methodology for determining our median employee, see our 2017 Proxy Statement under “2017 CEO Pay Ratio.”

Median Employee Compensation. For purposes of determining the median employee compensation, we used the annual total compensation value in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K as of December 31, 2019 as the compensation measure (including base salary, short- and long-term incentives, retirement plan contributions, and perquisites), the same methodology applied for the 2019 CEO pay ratio.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Paid in 2019

We pay non-executive directors an annual retainer for their service on the Board, along with additional retainers reflecting committee service.

The compensation package:

•	Reflects the expertise and counsel that each director contributes and their commitment to the Board;

•	Aligns the interests of directors with those of our shareholders; and

•	Is competitive with the market.

Current Director Retainers

For 2019, the non-executive Chairman of the Board received an annual retainer of $280,000, which was increased to $315,000 effective May 15, 2019. Other non-executive directors receive an annual retainer of $180,000. Non-employee directors also receive the following retainers for service on committees:

Committees	Chair Retainer ($)	Member Retainer ($)
Audit	25,000	15,000
Compensation	25,000	15,000
Corporate Governance	12,500	7,500
Risk and Finance	12,500	7,500

Retainers are paid 50% in cash and 50% in equity, to align with competitive market practices and assist the directors in acquiring ownership of our Common Stock. The cash portion is paid quarterly in advance. The equity portion is granted in common stock on the date of each Annual Meeting.

The CEO does not receive director compensation because he is compensated in his role as CEO.

Annual Competitive Review

The Compensation Committee annually reviews the compensation of the non-employee directors and recommends any changes to the full Board for approval. In 2019, the Compensation Committee, based in part on a market-competitive review of non-employee director compensation by Mercer, the Compensation Committee’s independent compensation consultant, increased the non-executive Chairman annual retainer by $35,000 and the Compensation Committee’s chair and member annual retainer by $5,000. This change was effective May 15, 2019 on a prospective basis.

Non-Employee Director Share Ownership Guidelines

Non-employee directors are subject to share ownership guidelines to reinforce the alignment of directors’ interests with shareholders’ interests and to reflect competitive practices. Each director must meet share ownership guidelines in the amount of four times the annual cash retainer paid to the director. There is no set time period for directors to meet the ownership level, but each director is expected to retain the entire portion of his or her annual retainer that is paid in stock, less shares sold to pay associated tax obligations, to meet the guidelines. Other than Messrs. Bain and Greig, who were appointed to the Board in October 2019, all non-employee directors subject to the guidelines are currently in compliance with this requirement.

Director Compensation

The table below shows the value of all compensation paid to non-employee directors in 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non-Qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Peter L. Bain(2)	22,500	22,417	—	—	—	—	44,917

James R. Baio	104,062	104,000	—	—	—	—	208,062

Susan S. Fleming	100,000	99,995	—	—	—	—	199,995

Paul G. Greig(2)	22,500	22,417	—	—	—	—	44,917

Timothy A. Holt	100,000	99,995	—	—	—	—	199,995

Sheila Hooda	101,250	101,173	—	—	—	—	202,423

Melody L. Jones	109,063	108,946	—	—	—	—	218,009

Mark C. Treanor	161,250	161,241	—	—	—	—	322,491

Stephen T. Zarrilli	106,250	106,238	—	—	—	—	212,488

(1)

Each then-serving director receiving compensation was awarded shares of Common Stock on May 15, 2019. The full grant date fair value of each such award computed in accordance with FASB ASC Topic 718 is reflected in the table above. Additional information concerning the Company’s accounting for its equity awards is included in Note 16 of the Notes to Consolidated Financial Statements in our 2019 Form 10-K.

(2)	Messrs. Bain and Greig joined the Board effective October 1, 2019.

OTHER MATTERS

As of the date of this Proxy Statement, all matters we know of to be presented at the Annual Meeting are described in this Proxy Statement. Should other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in their discretion.

ADDITIONAL INFORMATION

Shareholders may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including accompanying financial statements and schedules, without charge, by visiting the Company’s website at www.virtus.com or by writing to Investor Relations at the Company’s principal executive offices: Virtus Investment Partners, Inc., One Financial Plaza, Hartford, CT 06103. Upon written request to the Company, at the address of the Company’s principal executive offices, the exhibits set forth in the exhibit index of the Company’s Annual Report on Form 10-K will be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Monday, May 18, 2020. The Proxy Statement and the Annual Report, and any amendments to the foregoing materials that are required to be furnished to shareholders, are available for you to review online at www.proxyvote.com. To view these materials please have your control number available that appears on your Notice of Internet Availability of Proxy Materials or proxy card.

Appendix A

Non-GAAP Information and Reconciliations

(Dollars in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this Proxy Statement differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Twelve Months Ended
	12/31/2019	12/31/2018	% Change
Total revenues, GAAP	$563,246	$552,235	2%
Distribution and other asset-based expenses (1)	(82,099)	(92,441)	(11%)
Consolidated investment products revenues (2)	8,037	6,296	28%

Total revenues, as adjusted	$489,184	$466,090	5%

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Twelve Months Ended
	12/31/2019	12/31/2018	% Change
Total operating expenses, GAAP	$438,536	$439,136	(0%)
Distribution and other asset-based expenses (1)	(82,099)	(92,441)	(11%)
Consolidated investment products expenses (2)	(4,015)	(3,515)	14%
Amortization of intangible assets (3)	(30,244)	(25,142)	20%
Restructuring and severance (4)	(2,302)	(366)	529%
Acquisition and integration expenses (5)	(5,210)	(11,037)	(53%)
Other (6)	(488)	(679)	(28%)

Total operating expenses, as adjusted	$314,178	$305,956	3%

Reconciliation of Operating Income, GAAP to Operating Income, as Adjusted:

	Twelve Months Ended
	12/31/2019	12/31/2018	% Change
Operating income, GAAP	$124,710	$113,099	10%
Consolidated investment products operating income (2)	12,052	9,811	23%
Amortization of intangible assets (3)	30,244	25,142	20%
Restructuring and severance (4)	2,302	366	529%
Acquisition and integration expenses, net of tax (5)	5,210	11,037	(53%)
Other (6)	488	679	(28%)

Operating income, as adjusted	$175,006	$160,134	9%

Operating margin, GAAP	22.1%	20.5%
Operating margin, as adjusted	35.8%	34.4%

Reconciliation of Net Income Attributable to Common Stockholders, GAAP to Net Income Attributable to Common Stockholders, as Adjusted:

	Twelve Months Ended
	12/31/2019	12/31/2018	% Change
Net income attributable to common stockholders, GAAP	$87,312	$67,192	30%
Amortization of intangible assets, net of tax (3)	19,066	16,698	14%
Restructuring and severance, net of tax (4)	1,678	264	536%
Seed capital and CLO investments, net of tax (5)	(4,430)	13,244	(133%)
Acquisition and integration expenses, net of tax (5)	3,798	8,443	(55%)
Other, net of tax (6)	13,115	8,748	50%

Net income attributable to common stockholders, as adjusted	$120,539	$114,589	5%

Weighted Average Shares Outstanding—Diluted	8,149	8,527
Weighted Average Shares Outstanding—Diluted, as adjustedA	8,149	8,527
Earnings Per Share—Diluted, GAAP	$11.74	$8.86
Earnings Per Share—Diluted, as adjusted	$14.79	$13.44

A	Reflects dilutive impact to shares in all periods; differs from GAAP basis in periods of a GAAP earnings loss, if any

Notes to Reconciliations:

Non-GAAP financial information differs from financial information determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial information has material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reclassifications:

1.

Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the Company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Revenue related adjustments:

1.

Investment management fees/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed-through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and vary based on the type of investment product. The specific adjustments are as follows:

Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.

Distribution and service fees - Based on distinct arrangements, fees collected by the Company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. Adjustment represents all of the Company’s distribution and service fees which are recorded as a separate line item on the condensed consolidated statements of operations.

Management believes that making these adjustments aids in comparing the Company’s operating results with other asset management firms that do not utilize third-party client intermediaries.

Other adjustments:

1.

Distribution and other asset-based expenses—Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the Company’s operating results with other asset management firms that do not utilize third-party client intermediaries.

2.

Amortization of intangible assets—Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the Company’s operating results with other asset management firms that have not engaged in acquisitions.

3.

Restructuring and severance—Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the Company’s operating results with prior periods.

4.

Acquisition and integration expenses—Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the Company’s operating results with other asset management firms that have not engaged in acquisitions.

5.

Other—Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Income tax expense (benefit) items are adjusted, for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the Company’s operating results with prior periods.

6.

Seed capital and CLO investments (gains) losses—Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the Company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the Company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

Other—Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense (benefit) items, such as adjustments for uncertain tax positions, changes in tax law, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the Company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Twelve Months Ended
	12/31/2019	12/31/2018
Other
Occupancy related expenses	$180	$677
Tax impact of occupancy related expenses	(49)	(186)
System transition expenses	—	2
Tax impact of system transition expenses	—	—
Employment expense fair value adjustments	308	—
Tax impact of affiliate equity expense	(84)	—
Affiliate minority interest fair value adjustments	5,554	—
Other discrete tax adjustments	(1,131)	(82)
Preferred stockholder dividends	8,337	8,337

Total Other	$13,115	$8,748

1.

Seed capital and CLO investments earnings (loss)—Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the Company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the Company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated investment products.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Appendix B

Peer Companies Utilized for Comparative Financial Results

Affiliated Managers Group, Inc., AllianceBernstein Holding L.P., Artisan Partners Asset Management Inc., BrightSphere Investment Group Inc., Cohen & Steers, Inc., Eaton Vance Corp., Federated Hermes, Inc., (formerly Federated Investors, Inc.), Franklin Resources, Inc., Janus Henderson Group plc, Invesco Ltd., Legg Mason, Inc., T. Rowe Price Group, Inc., Victory Capital Management Inc. and Waddell & Reed Financial, Inc.

B-1

Appendix C

Additional Information Regarding Mutual Fund Investment Performance

Additional information on Virtus Funds rated by Morningstar for the period ending December 31, 2019:

Description	Overall	3 yr.	5 yr.	10 yr.
Number of 3/4/5 Star Funds	47	42	45	40
Percentage of Assets	98%	92%	96%	98%
Number of 4/5 Star Funds	29	23	25	20
Percentage of Assets	86%	57%	65%	84%
Total Funds	54	54	52	45

Data quoted represents past performance. Past performance does not guarantee future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Morningstar Ratings:

The Morningstar RatingTM for funds, or “star rating,” is calculated for managed products (including mutual funds, variable annuity and variable life subaccounts, exchange-traded funds, closed-end funds, and separate accounts) with at least a three-year history. Exchange-traded funds and open-ended mutual funds are considered a single population for comparative purposes. It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a managed product’s monthly excess performance, placing more emphasis on downward variations and rewarding consistent performance. The top 10% of products in each product category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. The Overall Morningstar Rating for a managed product is derived from a weighted average of the performance figures associated with its three-, five-, and 10-year (if applicable) Morningstar Rating metrics. The weights are: 100% three-year rating for 36-59 months of total returns, 60% five-year rating/40% three-year rating for 60-119 months of total returns, and 50% 10-year rating/30% five-year rating/20% three-year rating for 120 or more months of total returns. While the 10-year overall star rating formula seems to give the most weight to the 10-year period, the most recent three-year period actually has the greatest impact because it is included in all three rating periods. Ratings do not take into account the effects of sales charges and loads.

© 2020 Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

Please consider a fund’s investment objectives, risks, charges, and expenses carefully before investing. For this and other information about any Virtus Fund, contact your financial representative, call 800-243-4361, or visit virtus.com for a prospectus or summary prospectus. Read it carefully before investing.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member FINRA and subsidiary of Virtus Investment Partners, Inc.

C-1

C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                     DETACH AND RETURN THIS PORTION ONLY

VIRTUS INVESTMENT PARTNERS, INC.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:		For	Withhold

1a.	George R. Aylward	☐	☐

1b.	Paul G. Greig	☐	☐

1c.	Mark C. Treanor	☐	☐

						For	Against	Abstain

2. To ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020.						☐	☐	☐

3. To approve, in a non-binding vote, named executive officer compensation.						☐	☐	☐

NOTE: We may also act upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. This section must be completed for your vote to be counted.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting

to Be Held on May 18, 2020:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D00016-P36869-Z76619

Proxy — Virtus Investment Partners, Inc.

Virtus Investment Partners, Inc.

One Financial Plaza

Hartford, Connecticut 06103

This Proxy is solicited on behalf of the Board of Directors of Virtus Investment Partners, Inc.

The undersigned, revoking any previous proxies relating to these shares, hereby appoints George R. Aylward, Michael A. Angerthal, and Wendy J. Hills, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote all the shares of Virtus Investment Partners, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2020 Annual Meeting of Shareholders of the Company to be held virtually on Monday, May 18, 2020 at 9:00 a.m. Eastern Daylight Time at www.virtualshareholdermeeting.com/VRTS2020, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted as specified herein. If no specification is made, this proxy will be voted FOR the election of each of the nominees for director listed under Proposal 1 and FOR Proposals 2 and 3. If any other matters are voted on at the Meeting, this proxy will be voted by the proxy holders on such matters in their sole discretion.

As described in the Proxy Statement, if you are a participant in the Virtus Investment Partners, Inc. Savings and Investment Plan (the “401(k) Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Fidelity Management Trust Company, the trustee of the 401(k) Plan. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Voting instructions for shares in the 401(k) Plan must be received by the trustee by no later than 11:59 p.m. Eastern Daylight Time on Wednesday, May 13, 2020.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side.)